Execution Version 166003147_9 DEAL CUSIP: 45543KAA2 FACILITY CUSIP: 45543KAB0 $350,000,000 REVOLVING CREDIT FACILITY SECOND AMENDED AND RESTATED CREDIT AGREEMENT by and among INDIANAPOLIS POWER & LIGHT COMPANY (d/b/a AES Indiana) THE LENDERS PARTY HERETO PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent PNC CAPITAL MARKETS LLC, Joint Bookrunner and Joint Lead Arranger and U.S. BANK, NATIONAL ASSOCIATION, as Syndication Agent, Joint Bookrunner and Joint Lead Arranger and THE HUNTINGTON NATIONAL BANK, as Documentation Agent Dated as of December 22, 2022

TABLE OF CONTENTS

			Page
1.	CERTAIN DEFINITIONS		1
	1.1	Certain Definitions	1
	1.2	Construction	25
	1.3	Accounting Principles	25
	1.4	Benchmark Replacement Notification	26
2.	REVOLVING CREDIT AND SWING LOAN FACILITIES		26
	2.1	Revolving Credit Commitments.	26
	2.2	Nature of Lenders' Obligations with Respect to Revolving Credit Loans	26
	2.3	Reserved	27
	2.4	Reserved	27
	2.5	Commitment Fees	27
	2.6	Revolving Credit Loan Requests; Loan Conversions and Renewals; Swing Loan Requests.	27
	2.7	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.	28
	2.8	Evidence of Debt	29
	2.9	Use of Proceeds	30
	2.10	Defaulting Lenders	30
	2.11	Reduction of Revolving Credit Commitments	32
	2.12	Letter of Credit Subfacility.	32
	2.13	Increase in Revolving Credit Commitments.	39
	2.14	Extension of Expiration Date.	40
3.	[INTENTIONALLY OMITTED]		42
4.	INTEREST RATES		42
	4.1	Interest Rate Options	42
	4.2	Conforming Changes Relating to the Term SOFR Rate and Daily SOFR	43
	4.3	Interest After Default	43
	4.4	Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting.	44
	4.5	Selection of Interest Rate Options	50

-i-

166003147_9

TABLE OF CONTENTS (continued) Page -ii- 166003147_9 5. PAYMENTS .................................................................................................................... 50 5.1 Payments .............................................................................................................. 50 5.2 Pro Rata Treatment of Lenders ............................................................................ 50 5.3 Sharing of Payments by Lenders ......................................................................... 51 5.4 Presumptions by Administrative Agent ............................................................... 51 5.5 Interest Payment Dates ........................................................................................ 52 5.6 Voluntary Prepayments. ....................................................................................... 52 5.7 Reserved. .............................................................................................................. 54 5.8 Increased Costs. ................................................................................................... 54 5.9 Taxes .................................................................................................................... 55 5.10 Indemnity ............................................................................................................. 59 5.11 Settlement Date Procedures ................................................................................. 60 6. REPRESENTATIONS AND WARRANTIES................................................................ 60 6.1 Representations and Warranties ........................................................................... 60 7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT ............ 65 7.1 Conditions Precedent to Effectiveness of this Agreement. .................................. 65 7.2 Each Loan or Letter of Credit .............................................................................. 66 8. COVENANTS ................................................................................................................. 66 8.1 Affirmative Covenants ......................................................................................... 66 8.2 Negative Covenants ............................................................................................. 68 8.3 Reporting Requirements ...................................................................................... 73 9. DEFAULT ....................................................................................................................... 75 9.1 Events of Default ................................................................................................. 75 9.2 Consequences of Event of Default. ...................................................................... 76 10. THE ADMINISTRATIVE AGENT ................................................................................ 78 10.1 Appointment and Authority ................................................................................. 78 10.2 Rights as a Lender ................................................................................................ 79 10.3 Exculpatory Provisions ........................................................................................ 79 10.4 Reliance by Administrative Agent ....................................................................... 80 10.5 Delegation of Duties ............................................................................................ 80

TABLE OF CONTENTS (continued) Page -iii- 166003147_9 10.6 Resignation of Administrative Agent .................................................................. 80 10.7 Non-Reliance on Administrative Agent and Other Lenders ................................ 81 10.8 No Other Duties, etc ............................................................................................ 82 10.9 Administrative Agent’s Fee ................................................................................. 82 10.10 No Reliance on Administrative Agent’s Customer Identification Program ........ 82 10.11 Erroneous Payments............................................................................................. 82 11. MISCELLANEOUS ........................................................................................................ 85 11.1 Modifications, Amendments or Waivers ............................................................. 85 11.2 No Implied Waivers; Cumulative Remedies ....................................................... 86 11.3 Expenses; Indemnity; Damage Waiver. ............................................................... 86 11.4 Holidays ............................................................................................................... 88 11.5 Notices; Effectiveness; Electronic Communication. ........................................... 88 11.6 Severability .......................................................................................................... 89 11.7 Duration; Survival ................................................................................................ 89 11.8 Successors and Assigns........................................................................................ 90 11.9 Confidentiality ..................................................................................................... 93 11.10 Counterparts; Integration; Effectiveness. ............................................................. 94 11.11 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. ................... 95 11.12 USA Patriot Act Notice ....................................................................................... 96 11.13 Certain ERISA Matters. ....................................................................................... 96 11.14 Acknowledgment and Consent to Bail-In of Affected Financial Institutions...... 97 11.15 Amendment and Restatement. ............................................................................. 98 11.16 Acknowledgement Regarding Any Supported QFCs .......................................... 98 11.17 No Advisory or Fiduciary Responsibility. ........................................................... 99

iv 166003147_9 LIST OF SCHEDULES AND EXHIBITS SCHEDULES SCHEDULE 1.1(A) - PRICING GRID SCHEDULE 1.1(B) - COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES SCHEDULE 6.1(a) - QUALIFICATIONS TO DO BUSINESS SCHEDULE 6.1(b) - SUBSIDIARIES SCHEDULE 6.1(e) - LITIGATION SCHEDULE 6.1(n) - ENVIRONMENTAL DISCLOSURES SCHEDULE 8.2(p) - EXISTING INVESTMENTS EXHIBITS EXHIBIT 1.1(A) - ASSIGNMENT AND ASSUMPTION AGREEMENT EXHIBIT 1.1(N)(1) - REVOLVING CREDIT NOTE EXHIBIT 1.1(N)(2) - SWING LOAN NOTE EXHIBIT 2.6(A) - LOAN REQUEST EXHIBIT 2.6(B) - SWING LOAN REQUEST EXHIBIT 2.13 - LENDER JOINDER EXHIBIT 2.14(A) - EXTENSION REQUEST EXHIBIT 2.14(B) - CONTINUATION NOTICE EXHIBIT 5.9(g)(A) - U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) EXHIBIT 5.9(g)(B) - U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) EXHIBIT 5.9(g)(C) - U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) EXHIBIT 5.9(g)(D) - U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) EXHIBIT 8.3 - QUARTERLY COMPLIANCE CERTIFICATE

166003147_9 SECOND AMENDED AND RESTATED CREDIT AGREEMENT THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (as hereafter amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) is dated as of December 22, 2022 and is made by and among INDIANAPOLIS POWER & LIGHT COMPANY, an Indiana corporation (d/b/a AES Indiana) (the “Borrower”), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”). WHEREAS, the Borrower, the Administrative Agent and the Lenders are party to that certain Amended and Restated Credit Agreement dated as of June 19, 2019, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof (the “Existing Credit Agreement”), pursuant to which such Lenders extended certain credit facilities to the Borrower. WHEREAS, the Borrower has requested the Lenders and the Administrative Agent to amend and restate the Existing Credit Agreement and the credit facility thereunder and to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $350,000,000. NOW THEREFORE, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows in this Agreement. 1. CERTAIN DEFINITIONS 1.1 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise: Acquisition shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation, partnership or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company. Additional Commitment Lender shall have the meaning specified in Section 2.14(d) [Additional Commitment Lenders]. Adjusted Term SOFR Rate shall mean the Term SOFR Rate, plus the SOFR Adjustment; provided that if the Adjusted Term SOFR Rate as so determined shall ever be less than the SOFR Floor, then the Adjusted Term SOFR Rate shall be deemed to be the SOFR Floor.

2 166003147_9 Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns, in its capacity as administrative agent hereunder. Administrative Agent’s Fee shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee]. Administrative Agent’s Letter shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee]. Affected Financial Institution means (a) any EEA Financial Institution or (b) any UK Financial Institution. Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any common equity interests of such Person, or (iii) 10% or more of any common equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Agreement shall have the meaning specified in the preamble hereto. Anti-Terrorism Laws shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time. Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the Ratings of the Borrower then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Applicable Commitment Fee Rate.” Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the senior unsecured long-term debt ratings of the Borrower then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Applicable Letter of Credit Fee Rate.” Applicable Margin shall mean, as applicable: (A) the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans or Swing Loans under the Base Rate Option based on the Ratings of the Borrower then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Applicable Margin for Base Rate Loans”, (B) the percentage spread to be added to the Term SOFR Rate applicable to Revolving Credit Loans under the Term SOFR Rate Option based on the Ratings of the Borrower then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Applicable Margin for Term SOFR Rate Loans and Daily SOFR Loans”, or (C) the percentage spread to be added to Daily SOFR applicable to Swing Loans under the Swing Loan Daily SOFR Option based on the Ratings of the Borrower then in effect

3 166003147_9 according to the pricing grid on Schedule 1.1(A) below the heading “Applicable Margin for Term SOFR Rate Loans and Daily SOFR Loans”. The Applicable Margin shall be based on Level 3 of the pricing grid on Schedule 1.1(A) as of the Closing Date, and thereafter based on the Ratings in accordance with the terms and conditions of this Agreement. Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. Approved Indebtedness shall have the meaning specified in Section 8.2(h)(v) [Indebtedness]. Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A). Authorized Officer shall mean, with respect to the Borrower, the Chairman, the President and Chief Executive Officer, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, the Assistant Treasurer, the General Counsel and Secretary, or such other individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Borrower required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent. Available Tenor shall have the meaning specified in Section 4.4(d) [Benchmark Replacement Setting]. Bail-In Action means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. Bail-In Legislation means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) the Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate (or any component thereof)

4 166003147_9 shall take effect at the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 4.4(a) [Rate Unascertainable; Increased Costs] or Section 4.4(b) [Illegality], to the extent any such determination affects the calculation of the Base Rate, the definition hereof shall be calculated without reference to clause (iii) until the circumstances giving rise to such event no longer exist. Base Rate Loan shall mean a Loan that bears interest based on the Base Rate. Base Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms specified in either Section 4.1(a)(i) [Revolving Credit Base Rate Option] or Section 4.1(b)(i) [Swing Loan Base Rate Option], as applicable. Benchmark shall have the meaning specified in Section 4.4(d) [Benchmark Replacement Setting]. Benchmark Replacement shall have the meaning specified in Section 4.4(d) [Benchmark Replacement Setting]. Benchmark Replacement Adjustment shall have the meaning specified in Section 4.4(d) [Benchmark Replacement Setting]. Benchmark Replacement Date shall have the meaning specified in Section 4.4(d) [Benchmark Replacement Setting]. Benchmark Transition Event shall have the meaning specified in Section 4.4(d) [Benchmark Replacement Setting]. Benefit Plan shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. BHC Act Affiliate shall have the meaning specified in Section 11.16(c) [Acknowledgment Regarding Any Supported QFCs]. Borrower has the meaning assigned in the first paragraph of this Agreement. Borrower Equity Interests shall have the meaning specified in Section 6.1(b) [Subsidiaries and Owners; Investment Companies]. Borrowing Date shall mean, with respect to any Loan, the date of the making, renewal or conversion thereof, which shall be a Business Day. Borrowing Tranche shall mean specified portions of Revolving Credit Loans or Swing Loans, as the context may require, consisting of simultaneous loans under the same Interest Rate Option, and in the case of Term SOFR Rate Loans, having the same Interest Period. For the avoidance of doubt, (a) all Revolving Credit Loans to which a Base Rate Option applies shall

5 166003147_9 constitute one Borrowing Tranche, (b) all Swing Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche and (c) all Swing Loans to which a Daily SOFR Option applies shall constitute one Borrower Tranche. Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the city in which the lending office of the Administrative Agent is located); provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” shall mean any such day that is also a U.S. Government Securities Business Day Capital Lease shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with Accounting Standards Committee - Leases. Topic 840 (formerly, the Financial Accounting Standards Board Statement No. 13), as amended from time to time, or, if such statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the balance sheet of the Borrower prepared in accordance with GAAP. Cash Equivalent or Short-Term Investments shall mean: (a) obligations of, or unconditionally guaranteed by, the United States of America; (b) obligations issued or guaranteed by any person controlled or supervised by and acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America; (c) negotiable or non-negotiable certificates of deposit and time deposits issued by any bank, trust company or national banking association, including the Administrative Agent, having total assets in excess of one (1) billion Dollars and which has combined capital, surplus and undivided profits of at least $25,000,000; (d) commercial paper of the quality rated on the date of purchase at “A-1” by S&P or “P-1” by Moody’s purchased directly or through recognized money market dealers; (e) municipal obligations the interest on which is excluded from the gross income of the owners thereof for federal tax purposes under Section 103 of the Code, if rated on the date of purchase in one of the two highest rating categories of either Moody’s or S&P; (f) any repurchase agreement secured by any one or more of the foregoing; (g) any repurchase agreement or guaranteed investment contract from a bank or insurance company rated on the date of purchase in one of the two highest rating categories of either Moody’s or S&P and secured by any one or more of the foregoing with collateral equal or greater than 102% of the principal amount originally invested valued on a weekly basis; (h) units or shares of a Qualified Regulated Investment Company which invests solely in obligations described in clause (e) above; for purposes of this clause (h) a Qualified Regulated Investment Company means a qualified regulated investment company as defined by the Internal Revenue Service including any regulated investment company (as defined in Section 851(a) of the Code) which, (i) for the taxable year, meets the requirements of Section 852(a) of the Code, (ii) has authorized and outstanding only one class of units or shares and (iii) to the extent practicable invests all of its assets in tax-exempt bonds, or the weighted average value of its assets is represented by investments in tax-exempt bonds; and (i) money market funds which funds are rated on the date of purchase in one of the two highest rating categories of either Moody’s or S&P.

6 166003147_9 Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented. CIP Regulations shall have the meaning specified in Section 10.10 [No Reliance on Administrative Agent’s Customer Identification Program]. Closing Date shall mean December 22, 2022. Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect. Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and, in the case of PNC, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders. Commitment Fee shall have the meaning specified in Section 2.5 [Commitment Fees]. Commodity Hedge shall mean commodity hedge or similar hedging agreements entered into by the Borrower in the ordinary course of business and not for speculative purposes. Compliance Certificate shall have the meaning specified in Section 8.3(c) [Certificate of the Borrower]. Conforming Changes shall mean, with respect to the Term SOFR Rate, Daily SOFR or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of the Term SOFR Rate, Daily SOFR or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the

7 166003147_9 Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of the Term SOFR Rate, Daily SOFR or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. Consolidated Total Capitalization shall mean at any time the sum of Total Debt and Total Capital, each calculated at such time. Continuation Notice shall have the meaning specified in Section 2.14(b) [Lender Elections to Extend]. Covered Entity shall mean the Borrower, each of Borrower’s Subsidiaries, all guarantors and all pledgors of collateral. Covered Party shall have the meaning specified in Section 11.16(b) [Acknowledgment Regarding Any Supported QFCs]. Daily Simple SOFR shall mean, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent as SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change. Daily SOFR shall mean Daily Simple SOFR. Daily SOFR Loan shall mean a Loan that bears interest based on Daily SOFR.

8 166003147_9 Daily SOFR Option shall mean the option of the Borrower to have Swing Loans bear interest at the rate and under the terms specified in Section 4.1(b)(ii) [Swing Loan Daily SOFR Option]. Default Rate shall mean (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin and the SOFR Adjustment) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin plus 2% per annum. Default Right shall have the meaning specified in Section 11.16(c) [Acknowledgment Regarding Any Supported QFCs]. Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, PNC (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrower’s receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrower, as the case may be, (d) has become the subject of a Bankruptcy Event, (e) has become the subject of a Bail-In Action, or (f) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders. As used in this definition and in Section 2.10 [Defaulting Lenders], the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or,

9 166003147_9 in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. Documentation Agent shall mean The Huntington National Bank. Dollar, Dollars, U. S. Dollars and the symbol $ shall mean lawful money of the United States of America. Drawing Date shall have the meaning specified in Section 2.12(e) [Disbursements, Reimbursement]. EEA Financial Institution means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. EEA Member Country means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. EEA Resolution Authority means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. Environmental Laws shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas. Equity Interests shall have the meaning specified in Section 6.1(b) [Subsidiaries and Owners; Investment Companies].

10 166003147_9 ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect. ERISA Affiliate shall mean, at any time, any trade or business (whether or not incorporated) under common control with the Borrower and are treated as a single employer under Section 414 of the Code. ERISA Event shall mean (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Pension Plan, other than those events as to which the 30- day notice period referred to in Section 4043(c) of ERISA has been waived; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in “reorganization” (within the meaning of Section 4241 of ERISA); (d) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any material liability under Title IV of ERISA, other than for ordinary funding obligations and PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; (h) the occurrence of an act or omission which could give rise to the imposition on a the Borrower or an ERISA Affiliate of material fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 406, 409, 502(c)(i) or (l), or 4071 of ERISA in respect of any Plan; or (i) the failure of any “welfare benefit plan” (as described in Section 3(1) of ERISA) sponsored or maintained by the Borrower or any ERISA Affiliate that provides insured medical benefits, to satisfy the non-discrimination requirements of Section 105 of the Code. ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Code. Erroneous Payment has the meaning assigned to it in Section 10.11(a) [Erroneous Payments]. Erroneous Payment Deficiency Assignment has the meaning assigned to it in Section 10.11(d) [Erroneous Payments]. Erroneous Payment Impacted Class shall have the meaning specified in Section 10.11(d) [Erroneous Payments].

11 166003147_9 Erroneous Payment Return Deficiency shall have the meaning specified in Section 10.11(d) [Erroneous Payments]. Erroneous Payment Subrogation Rights shall have the meaning specified in Section 10.11(d) [Erroneous Payments]. EU Bail-In Legislation Schedule means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.” Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6(b) [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9(g) [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 5.9(g) [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrower to provide documentation or information to the IRS). Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced. Existing Credit Agreement shall have the meaning set forth in the recitals to this Agreement. Existing Expiration Date shall have the meaning specified in Section 2.14(a) [Requests for Extension]. Existing LIBOR Rate Loans shall have the meaning specified in Section 11.15(c) [Amendment and Restatement]. Expiration Date shall mean, with respect to the Revolving Credit Commitments, December 22, 2027, subject to extension (in the case of each Lender consenting thereto) in accordance with Section 2.14.

12 166003147_9 Extension shall have the meaning specified in Section 2.14(a) [Requests for Extension]. Extension Amendment shall have the meaning specified in Section 2.14(f)(v) [Conditions to Effectiveness of Extensions]. Extension Request shall have the meaning specified in Section 2.14(a) [Requests for Extension]. Facility shall mean the Commitments of the Lenders and the Issuing Lender to make Revolving Credit Loans, to make and participate in Swing Loans and issue and participate in Letters of Credit, and the Revolving Credit Loans and Letters of Credit extended under such Commitments. FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code. Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) and rounded upward to the nearest 1/100 of 1% announced by the NYFRB (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Federal Funds Effective Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement. FERC shall mean the Federal Energy Regulatory Commission and any successor agency thereto. FERC Order shall mean the order issued by the FERC to the Borrower dated July 20, 2022, Docket No. ES22-47-000, or an extension, renewal or replacement of such order. Fitch shall have the meaning set forth in the pricing grid on Schedule 1.1(A). Fitch Rating shall have the meaning set forth in the pricing grid on Schedule 1.1(A). Floor shall have the meaning specified in Section 4.4(d) [Benchmark Replacement Setting]. Foreign Lender shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of

13 166003147_9 this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. FPA shall mean the Federal Power Act, as amended, and all rules and regulations promulgated thereunder. GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts. Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business. ICC shall have the meaning specified in Section 11.11(a) [Governing Law]. Increasing Lender shall have the meaning assigned to that term in Section 2.13(a) [Increasing Lenders and New Lenders]. Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement, Interest Rate Hedge or Commodity Hedge (v) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (vi) any Guaranty of Indebtedness for borrowed money. Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes. Indemnitee shall have the meaning specified in Section 11.3(b) [Indemnification by the Borrower]. Information shall mean all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its

14 166003147_9 Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential. Insolvency Proceeding shall mean, with respect to the Borrower or any Subsidiary of the Borrower, (a) a case, action or proceeding with respect to the Borrower or any Subsidiary of the Borrower (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or any Subsidiary of the Borrower or otherwise relating to the liquidation, dissolution, winding-up or relief of the Borrower or any Subsidiary of the Borrower other than as permitted under Section 8.2(c), or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the Borrower’s or such Subsidiary’s creditors generally or any substantial portion of its creditors; undertaken under any Law. Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the Term SOFR Rate Option. Subject to the last sentence of this definition, such period shall be, in each case, subject to the availability thereof, one month, three months or six months. Such Interest Period shall commence on the effective date of such Term SOFR Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the Term SOFR Rate Option if the Borrower is renewing or converting to the Term SOFR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date, and (C) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by the Borrower or its Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower or its Subsidiaries of increasing floating rates of interest applicable to Indebtedness. Interest Rate Option shall mean any Term SOFR Rate Option, Daily SOFR Option or Base Rate Option. Investment of a Person shall mean any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit

15 166003147_9 account and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person. IPALCO shall mean IPALCO Enterprises, Inc., an Indiana corporation. IPSCA shall mean the Indiana Public Service Commission Act, as amended, I.C. §8-1-2-1 et seq., and all rules and regulations promulgated thereunder. IRS shall mean the United States Internal Revenue Service. ISP98 shall have the meaning specified in Section 11.11(a) [Governing Law]. Issuing Lender shall mean PNC and U.S. Bank, as applicable, each in its individual capacity as issuer of Letters of Credit hereunder. IURC shall mean the Indiana Utility Regulatory Commission and any successor agency thereto. IURC Order shall mean the order issued by the IURC to the Borrower dated November 17, 2021, Cause No. 45575, or an extension, renewal or replacement of such order. Joint Lead Arrangers shall mean PNC Capital Markets LLC and U.S. Bank. Joint Venture shall mean a corporation, partnership, limited liability company or other entity in which any Person other than the Borrower and its Subsidiaries holds, directly or indirectly, an equity interest. Law shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic. Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. Letter of Credit shall have the meaning specified in Section 2.12(a) [Issuance of Letters of Credit]. Letter of Credit Borrowing shall have the meaning specified in Section 2.12(e) [Disbursements, Reimbursement]. Letter of Credit Fee shall have the meaning specified in Section 2.12(d) [Letter of Credit Fees]. Letter of Credit Obligation shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if

16 166003147_9 any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date. Letter of Credit Sublimit shall have the meaning specified in Section 2.12(a) [Issuance of Letters of Credit]. Liabilities shall mean, at any time, all liabilities of the Borrower and its Subsidiaries that would be shown on a consolidated balance sheet of the Borrower prepared in accordance with GAAP at such time. Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing). LLC Division means, in the event the Borrower or any Subsidiary is a limited liability company, (a) the division of the Borrower or any Subsidiary into two or more newly formed limited liability companies (whether or not the Borrower or such Subsidiary is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the Laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Official Body that results or may result in, any such division. Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Notes and any other instruments, certificates or documents delivered in connection herewith or therewith. Loan Request shall have the meaning set forth in Section 2.6(a) [Revolving Credit Loan Requests; Loan Conversions and Renewals]. Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and Swing Loans and or any Revolving Credit Loan or the Swing Loan. Material Adverse Change shall mean any set of circumstances or events which (a) has any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is material and adverse to the business, properties, assets, financial condition or results of operations of the Borrower or the Borrower and its Subsidiaries, taken as a whole, (c) impairs materially the ability of the Borrower to duly and punctually pay or perform any of the Obligations, or (d) impairs materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document. Moody’s shall have the meaning set forth in the pricing grid on Schedule 1.1(A).

17 166003147_9 Moody’s Rating shall have the meaning set forth in the pricing grid on Schedule 1.1(A). Multiemployer Plan shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions. New Lender shall have the meaning assigned to that term in Section 2.13(a) [Increasing Lenders and New Lenders]. Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers]. Non-Extending Lender shall have the meaning specified in Section 2.14(b) [Lender Elections to Extend]. Notes shall mean, collectively, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, and in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans. Notice Date shall have the meaning specified in Section 2.14(b) [Lender Elections to Extend]. Notice of Non-Extension shall have the meaning specified in Section 2.14(b) [Lender Elections to Extend]. NYFRB shall mean the Federal Reserve Bank of New York. Obligations shall mean any obligation or liability of the Borrower, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents. OFAC shall have the meaning specified in Section 8.1(g) [Compliance with Laws]. Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

18 166003147_9 Order shall have the meaning specified in Section 2.12(k) [Liability for Acts and Omissions]. Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6(b) [Replacement of a Lender]). Overnight Bank Funding Rate shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower. Participant has the meaning specified in Section 11.8(d) [Participations]. Participant Register shall have the meaning specified in Section 11.8(d) [Participations]. Participation Advance shall have the meaning specified in Section 2.12(e) [Disbursements, Reimbursement]. Payment Date shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes. Payment In Full and Paid In Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.

19 166003147_9 Payment Recipient shall have the meaning specified in Section 10.11(a) [Erroneous Payments]. PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor. Pension Plan shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Sections 412 and 430 of the Code or Section 302 of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any times during the immediately preceding five plan years. Permitted Receivables Financing shall mean any receivables purchase agreement that (i) the Borrower shall have determined in good faith is economically fair and reasonable to the Borrower, (ii) all sales of accounts are made at fair market value (as determined in good faith by the Borrower), (iii) the provisions thereof shall be market terms (as determined in good faith by the Borrower), and (iv) the aggregate “capital” or other liabilities under the transaction shall not exceed $100,000,000. Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity. Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Sections 412 and 430 of the Code or Section 302 of ERISA and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group. For avoidance of doubt, the terms Plan, Pension Plan and Multiemployer Plan shall exclude any plan that is maintained outside the United States for the benefit of persons who are nonresidents aliens as provided under Section 4(b)(4) of ERISA. PNC shall mean PNC Bank, National Association, its successors and assigns. Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default. Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by the Administrative Agent and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

20 166003147_9 Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania. PTE shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. QFC shall have the meaning specified in Section 11.16(c) [Acknowledgment Regarding Any Supported QFCs]. QFC Credit Support shall have the meaning specified in Section 11.16(a) [Acknowledgment Regarding Any Supported QFCs]. Ratable Share shall mean the proportion that a Lender’s Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Lenders. If the Commitments have terminated or expired, the Ratable Shares shall be determined based upon the Commitments (excluding the Swing Loan Commitment) most recently in effect, giving effect to any assignments. Ratings shall have the meaning specified in Schedule 1.1(A). Recipient shall mean (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Lender, as applicable. Register shall have the meaning specified in Section 11.8(c) [Successors and Assigns]. Reimbursement Obligation shall have the meaning specified in Section 2.12(e) [Disbursements, Reimbursement]. Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates. Relevant Governmental Body shall have the meaning specified in Section 4.4(d) [Benchmark Replacement Setting]. Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of the Borrower or any Subsidiary of the Borrower in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or any Subsidiary of the Borrower for any substantial part of its property, or for the winding-up or liquidation of its affairs other than as permitted under Section 8.2(c), or an assignment for the benefit of its creditors. Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it

21 166003147_9 is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti- Terrorism Law. Required Lenders shall mean Lenders (other than any Defaulting Lender) having more than 50% of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender). Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures]. Resolution Authority means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Revolving Credit Commitment,” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders. Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1(a) [Revolving Credit Loans] or 2.10(c) [Disbursements, Reimbursement]. Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations. S&P shall have the meaning set forth in the pricing grid on Schedule 1.1(A). S&P Rating shall have the meaning set forth in the pricing grid on Schedule 1.1(A). Sanctioned Country shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law. Sanctioned Person shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law. Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures]. SOFR shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). SOFR Adjustment shall mean ten (10) basis points (0.10%).

22 166003147_9 SOFR Determination Date shall have the meaning specified in the defined term “Daily Simple SOFR.” SOFR Floor shall mean a rate of interest per annum equal to zero basis points (0.00%). SOFR Rate Day shall have the meaning specified in the defined term “Daily Simple SOFR.” SOFR Reserve Percentage shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding. Solvent shall mean, with respect to any Person on any date of determination, taking into account rights of reimbursement, contribution or similar rights available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. Statements shall have the meaning specified in Section 6.1(f)(i) [Historical Statements]. Subsidiary of any Person at any time shall mean any corporation, trust, partnership, any limited liability company or other business entity (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries. Subsidiary Equity Interests shall have the meaning specified in Section 6.1(b) [Subsidiaries and Owners; Investment Companies]. Supported QFC shall have the meaning specified in Section 11.16(a) [Acknowledgment Regarding Any Supported QFCs].

23 166003147_9 Swing Loan Commitment shall mean PNC’s commitment to make Swing Loans to the Borrower pursuant to Section 2.1(b) [Swing Loan Commitment] hereof in an aggregate principal amount up to $35,000,000. Swing Loan Lender shall mean PNC, in its capacity as a lender of Swing Loans. Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.6(b) [Swing Loan Requests] hereof. Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC to the Borrower pursuant to Section 2.1(b) [Swing Loan Commitment] and 2.6(b) [Swing Loan Requests] hereof. Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto. Term SOFR Administrator shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). Term SOFR Determination Date shall have the meaning specified in the defined term “Term SOFR Rate.” Term SOFR Rate shall mean, with respect to any amount to which the Term SOFR Rate Option applies, for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of (i) the first day of each Interest Period, and (ii) the effective date of any change in the SOFR Reserve Percentage. Term SOFR Rate Loan shall mean a Loan that bears interest based on Term SOFR Rate. Term SOFR Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms specified in Section 4.1(a)(ii) [Revolving Credit Term SOFR Rate Option].

24 166003147_9 Term SOFR Reference Rate shall mean the forward-looking term rate based on SOFR. Total Capital shall mean, at any time, the amount shown opposite the captions “stockholders’ equity,” and “preferred stock” on the balance sheet of the Borrower at such time. Total Debt shall mean at any time (a) all interest-bearing Liabilities of the Borrower and its Subsidiaries, (b) all securitized facilities of the Borrower and its Subsidiaries, (c) all Capital Lease obligations of the Borrower and its Subsidiaries and (d) all letter of credit obligations of the Borrower and its Subsidiaries; provided, however, that the term “Total Debt” shall not include accounts payable and accruals of the Borrower that would be shown as such on the balance sheet of the Borrower prepared in accordance with GAAP. UCP shall have the meaning specified in Section 11.11(a) [Governing Law]. UK Financial Institution shall mean any person subject to any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. UK Resolution Authority shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. Unadjusted Benchmark Replacement shall have the meaning specified in Section 4.4(d) [Benchmark Replacement Setting]. USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced. U.S. Bank shall mean U.S. Bank, National Association, its successors and assigns. U.S. Government Securities Business Day shall mean any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. U.S. Person shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. U.S. Special Regulation Regimes shall have the meaning specified in Section 11.16(a) [Acknowledgment Regarding Any Supported QFCs]. U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.9(g) [Status of Lenders].

25 166003147_9 Withholding Agent shall mean the Borrower and the Administrative Agent. Write-Down and Conversion Powers means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to any UK Resolution Authority, any powers of such UK Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.2 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall be references to Eastern Time (Standard or Daylight Savings, as applicable). 1.3 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] and all defined terms used in the definition of any accounting term used in Section 8.2 [Negative Covenants] shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1(f)(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would affect the computation of any of the financial covenants set forth in Section 8.2 [Negative Covenants] (including without limitation, reclassification of power purchase agreements or operating leases

26 166003147_9 such that they are included within Total Debt and the related financial covenants), then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would preserve the original intent thereof, but would allow compliance therewith to be determined in accordance with the Borrower’s financial statements at that time, provided that, until so amended such financial covenants shall continue to be computed in accordance with GAAP prior to such change therein. 1.4 Benchmark Replacement Notification. Section 4.4(d) [Benchmark Replacement Setting] of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate or the Daily SOFR is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or the Daily SOFR or with respect to any alternative or successor rate thereto, or replacement rate therefor. 2. REVOLVING CREDIT AND SWING LOAN FACILITIES 2.1 Revolving Credit Commitments. (a) Revolving Credit Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate amount of the Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations, and (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1. (b) Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC shall make swing loans (the “Swing Loans”) to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of the Swing Loan Commitment, provided that after giving effect to such Loan, (i) the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of outstanding Swing Loans and the Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1(b). 2.2 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.6 [Revolving Credit Loan Requests; Conversions and Renewals; Swing Loan Requests] in accordance with its Ratable Share. The aggregate of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit

27 166003147_9 Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date. 2.3 Reserved 2.4 Reserved 2.5 Commitment Fees. Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the actual daily difference between the amount of (i) the Revolving Credit Commitments (for purposes of this computation, PNC’s Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment) and (ii) the Revolving Facility Usage; provided, however, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date. 2.6 Revolving Credit Loan Requests; Loan Conversions and Renewals; Swing Loan Requests. (a) Revolving Credit Loan Requests; Loan Conversions and Renewals. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans, by delivering to the Administrative Agent, not later than 11:00 a.m.; (i) three (3) Business Days prior to the proposed Borrowing Date with respect to (1) the making of Revolving Credit Loans to which the Term SOFR Rate Option applies or (2) the conversion to or the renewal of the Term SOFR Rate Option for any Revolving Credit Loans; and (ii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies, or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan in each case, a duly completed request therefor substantially in the form of Exhibit 2.6(A) or a request by telephone immediately confirmed in writing by letter, facsimile, email or telex in such

28 166003147_9 form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the Interest Rate Option and the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $100,000 and not less than $500,000 for each Borrowing Tranche under the Term SOFR Rate Option, and (y) integral multiples of $100,000 and not less than $500,000 for each Borrowing Tranche under the Base Rate Option. In the case of the renewal of a Term SOFR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day. (b) Swing Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request PNC to make Swing Loans by delivery to PNC not later than 12:00 noon on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.6(B) hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000. 2.7 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans. (a) Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.6 [Revolving Credit Loan Requests; Loan Conversions and Renewals; Swing Loan Requests], notify the applicable Lenders of its receipt of such Loan Request specifying the information provided by the Borrower and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit its apportioned share (as provided to it by the Administrative Agent) of the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.7(b) [Presumptions by the Administrative Agent]. (b) Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.7(a) [Making Revolving Credit Loans] and may, in reliance upon such

29 166003147_9 assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (c) Making Swing Loans. PNC shall, after receipt by it of a Swing Loan Request pursuant to Section 2.6(b), [Swing Loan Requests] fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date. (d) Repayment of Revolving Credit Loans. The Borrower shall repay the outstanding principal amount of all Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date. (e) Borrowings to Repay Swing Loans. PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of any or all of the outstanding Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans with respect to which payment is demanded, plus, if PNC so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations and minus its Ratable Share of any Swing Loans not so being repaid. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.6(a) [Revolving Credit Loan Requests; Loan Conversions and Renewals] without regard to any of the requirements of that provision. PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.7(e) and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.6(a) [Revolving Credit Loan Requests; Loan Conversions and Renewals] are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from PNC. 2.8 Evidence of Debt. The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.8(c). The accounts and records maintained by each Lender

30 166003147_9 shall be conclusive absent manifest error of the amount of Revolving Credit Loans and Swing Loans made by each Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Revolving Credit Loans and Swing Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Interest Rate Option, amount and maturity of its Loans and payments with respect thereto. 2.9 Use of Proceeds. The Borrower shall use the proceeds of the Revolving Credit Loans and Letters of Credit (i) to finance capital expenditures, (ii) to refinance Indebtedness under the Existing Credit Agreement, (iii) to support working capital, and (iv) for general corporate purposes. 2.10 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.5 [Commitment Fees]; (b) the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby; (c) if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then: (i) all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time; (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation

31 166003147_9 pursuant to clause (i) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding; (iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(d) [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are cash collateralized; (iv) if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(d) [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Lenders’ Ratable Share; and (v) if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.12(d) [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and (vi) so long as such Lender is a Defaulting Lender, PNC shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with this Section 2.10(c), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.10(c)(i) (and such Defaulting Lender shall not participate therein). If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to PNC or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder. In the event that the Administrative Agent, the Borrower, PNC and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as

32 166003147_9 the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share. 2.11 Reduction of Revolving Credit Commitments. The Borrower shall have the right at any time after the Closing Date upon five (5) days’ prior written notice to the Administrative Agent to permanently reduce (ratably among the Lenders in proportion to their Ratable Shares) the Revolving Credit Commitments, in a minimum amount of $5,000,000 and whole multiples of $1,000,000, or to terminate completely the Revolving Credit Commitments, without penalty or premium except as hereinafter set forth; provided that any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated. Any notice to reduce the Revolving Credit Commitments under this Section 2.11 shall be irrevocable. 2.12 Letter of Credit Subfacility. (a) Issuance of Letters of Credit. Borrower may at any time prior to the Expiration Date request the issuance of a standby or trade letter of credit (each a “Letter of Credit”) on its behalf, or the amendment or extension of an existing Letter of Credit, by delivering to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least three (3) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. The Borrower shall authorize and direct the Issuing Lender to name the Borrower as the “Applicant” or “Account Party” of each Letter of Credit. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide Administrative Agent with a copy thereof. (b) Unless the Issuing Lender has received notice from any Lender, Administrative Agent or the Borrower, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.12 the Issuing Lender or any of the Issuing Lender’s Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than the Expiration Date and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $100,000,000 (the “Letter of Credit Sublimit”) or (ii) the aggregate amount of outstanding Revolving Credit Loans, the Letter of Credit Obligations and the outstanding Swing Loans exceed, at any one time, the aggregate Revolving Credit Commitments of the Lenders. Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension

33 166003147_9 of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment. (c) Notwithstanding Section 2.12(b), the Issuing Lender shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally. Notwithstanding any other provision hereof, no Issuing Lender shall be required to issue any Letter of Credit, if any Lender is at such time a Defaulting Lender hereunder, unless such Issuing Lender has entered into satisfactory arrangements with the Borrower or such Defaulting Lender to eliminate the Issuing Lender’s risk with respect to such Defaulting Lender (it being understood that the Issuing Lender would consider the Borrower or the Defaulting Lender providing cash collateral to the Administrative Agent, for the benefit of the Issuing Lender, to secure the Defaulting Lender’s Ratable Share of the Letter of Credit, a satisfactory arrangement). (d) Letter of Credit Fees. The Borrower shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate, and (ii) to the Issuing Lender for its own account a fronting fee equal to one eighth of one percent (0.125%) per annum (in each case computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letter of Credit Obligations and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrower shall also pay to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect reasonable customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit. (e) Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

34 166003147_9 (i) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender. In the event the Borrower fails to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section (i) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. (ii) Each Lender shall upon any notice pursuant to Section (i) make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to this Section 2.12(e) [Disbursement; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section (i) above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section (ii). (iii) With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section (i), because of the Borrower’s failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to this Section 2.12(e) [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its

35 166003147_9 participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.12(e). (f) Repayment of Participation Advances. (i) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender. (ii) If the Administrative Agent is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by the Borrower to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time. (g) Documentation. The Borrower agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from Borrower’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence, willful misconduct or bad faith, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto. (h) Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit. (i) Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.12(e) [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing

36 166003147_9 Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.10 under all circumstances, including the following circumstances: (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which the Borrower may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever; (ii) the failure of the Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.6 [Revolving Credit Loan Requests; Loan Conversions and Renewals], 2.7 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.12(e) [Disbursements, Reimbursement]; (iii) any lack of validity or enforceability of any Letter of Credit; (iv) any claim of breach of warranty that might be made by the Borrower or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which the Borrower or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or Subsidiaries of the Borrower and the beneficiary for which any Letter of Credit was procured); (v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof; (vi) payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

37 166003147_9 (viii) any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by the Borrower, unless the Issuing Lender has received written notice from the Borrower of such failure within three Business Days after the Issuing Lender shall have furnished the Borrower and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice; (ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or Subsidiaries of the Borrower; (x) any breach of this Agreement or any other Loan Document by any party thereto; (xi) the occurrence or continuance of an Insolvency Proceeding with respect to the Borrower; (xii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing; and (xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated. (j) Indemnity. The Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non- appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Lender or any of Issuing Lender’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body. (k) Liability for Acts and Omissions. As between the Borrower and the Issuing Lender, or the Issuing Lender’s Affiliates, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to the Borrower or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of

38 166003147_9 Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to the Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit. Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit. In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted reasonably and in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Lender.

39 166003147_9 (l) Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request. 2.13 Increase in Revolving Credit Commitments. (a) Increasing Lenders and New Lenders. The Borrower may, at any time prior to the fourth anniversary of the Closing Date, make up to four (4) separate requests that (1) the current Lenders increase their Revolving Credit Commitments (any current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each a “New Lender”) join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions: (i) No Obligation to Increase. No current Lender shall be obligated to increase its Revolving Credit Commitment, and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender. (ii) Defaults. There shall exist no Events of Default or Potential Default on the effective date of such increase after giving effect to such increase. (iii) Aggregate Revolving Credit Commitments. After giving effect to such increase, the total Revolving Credit Commitments shall not exceed $500,000,000, and the aggregate amount of all such increases shall not exceed $150,000,000. (iv) Minimum Revolving Credit Commitments. The aggregate amount of the new Revolving Credit Commitments provided by the New Lenders and the Increasing Lenders shall be at least $25,000,000; and (v) Resolutions; Opinion. The Borrower shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by the Borrower, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Borrower. (vi) Notes. The Borrower shall execute and deliver (1) to each Increasing Lender who requests a replacement revolving credit Note in writing a replacement revolving credit Note reflecting the new amount of such Increasing Lender’s Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a revolving credit Note reflecting the amount of such New Lender’s Revolving Credit Commitment.

40 166003147_9 (vii) Approval of New Lenders. Any New Lender shall be subject to the approval of the Administrative Agent, the Issuing Lender and the Swing Loan Lender, in each case acting in its reasonable discretion and the Borrower [Successors and Assigns]. (viii) Increasing Lenders. Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form reasonably acceptable to the Administrative Agent, signed by it and the Borrower and delivered to the Administrative Agent at least five (5) days before the effective date of such increase (or such later date approved by the Administrative Agent in its sole discretion). (ix) New Lenders--Joinder. Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.13 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder. (b) Treatment of Outstanding Loans and Letters of Credit. (i) Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, the Borrower shall repay all Loans then outstanding, subject to the Borrower’s indemnity obligations under Section 5.10 [Indemnity]; provided that it may borrow new Loans with a Borrowing Date on such date. Each of the Lenders shall participate in any new Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.13. (ii) Outstanding Letters of Credit. On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire its Ratable Share of all outstanding Participation Advances. 2.14 Extension of Expiration Date. (a) Requests for Extension. The Borrower may, by written notice to the Administrative Agent (and the Administrative Agent shall promptly (and, in any event, within two Business Days) provide such Extension Request to each Lender) in the form of Exhibit 2.14(A) (each, an “Extension Request”) at any time after the first anniversary of the Closing Date but prior to the date which is 30 days prior to the Expiration Date then in effect (the “Existing Expiration Date”), request that each Lender extend the Expiration Date with respect to such Lender’s Revolving Credit Commitment for a period of an additional one year from the then Existing Expiration Date (each, an “Extension”). The Borrower may request up to two Extensions. (b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall by written notice to the Administrative Agent not later than the date that is 15 days after receiving the applicable Extension Request from the Administrative Agent (the “Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such Extension by a written notice in the form of Exhibit 2.14(B) (a “Continuation Notice”) (and each Lender that determines not to so extend its Expiration Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact in writing (a “Notice of Non-Extension”) promptly after such

41 166003147_9 determination (but in any event no later than the Notice Date)) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non- Extending Lender. The election of any Lender to agree to such Extension shall not oblige any other Lender to so agree. (c) Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section promptly after the Administrative Agent’s receipt of a Continuation Notice or Notice of Non-Extension from any Lender. (d) Additional Commitment Lenders. The Borrower shall have the right on or before the Existing Expiration Date to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more assignees permitted pursuant to Section 11.8 of this Agreement (each, an “Additional Commitment Lender”) with the approval of the Administrative Agent, the Swing Loan Lender and Issuing Lender (in each case, such approval not to be unreasonably withheld, conditioned or delayed), each of which Additional Commitment Lenders shall have entered into an agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Existing Expiration Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date). (e) Minimum Extension Requirement. If (and only if) the conditions precedent set forth in clause (f) below have been satisfied (or waived) as of the Existing Expiration Date, then effective as of the Existing Expiration Date, the Expiration Date of the Commitments of each Lender agreeing to extend such Existing Expiration Date and of each Additional Commitment Lender shall be extended to the date falling one year after the Existing Expiration Date (except that, if such date is not a Business Day, such Expiration Date as so extended shall be the Business Day immediately preceding the date one year after the Existing Expiration Date) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement. (f) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Expiration Date pursuant to this Section 2.14 shall not be effective with respect to any Lender unless: (i) no Potential Default or Event of Default shall have occurred and be continuing on the date of such Extension and immediately after giving effect thereto; (ii) the representations and warranties contained in this Agreement are true and correct in all material respects on and as of the date of such Extension and immediately after giving effect thereto, as though made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); (iii) on the Existing Expiration Date, (1) the Borrower shall have paid in full the principal of and accrued interest and fees on all of the Loans and Commitments made by each Non-Extending Lender to the Borrower hereunder, (2) the Borrower shall have paid in full

42 166003147_9 all other amounts required to be paid by the Borrower then due and owing to such Non-Extending Lender hereunder and (3) the Commitments of each Non-Extending Lender shall automatically terminate; (iv) the Required Lenders and the Swing Loan Lender and Issuing Lender shall have agreed to extend the Expiration Date of their Commitments pursuant to clause (b) above; and (v) each such Extension shall be effected pursuant to an amendment (an “Extension Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the Administrative Agent, such Lenders that have agreed to extend their Existing Expiration Date and any Additional Commitment Lenders, which Extension Amendment shall effect, without the consent of any other Person, such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent (but with the consent of the Borrower), to effect any such Extension. 3. [INTENTIONALLY OMITTED] 4. INTEREST RATES 4.1 Interest Rate Options. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option, Term SOFR Rate Option or Daily SOFR Option specified below applicable to the Revolving Credit Loans or the Swing Loans, respectively, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and (in the case of the Revolving Credit Loans bearing interest under the Term SOFR Rate Option) different Interest Periods to apply simultaneously to the Revolving Credit Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Revolving Credit Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than ten (10) Borrowing Tranches in the aggregate among all of the Loans; provided further that if an Event of Default or Potential Default exists and is continuing (i) the Borrower may not request, convert to, or renew the Term SOFR Rate Option for any Revolving Credit Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the Term SOFR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion and (ii) the Borrower may not request the Daily SOFR Option for any Swing Loans and the Swing Loan Lender may demand that all existing Swing Loans bearing interest under the Daily SOFR Option shall be converted immediately to the Base Rate Option. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. The applicable Base Rate, Term SOFR Rate or Daily SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. (a) Revolving Credit Loan Interest Rate Options. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

43 166003147_9 (i) Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or (ii) Revolving Credit Term SOFR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Adjusted Term SOFR Rate as determined for each applicable Interest Period plus the Applicable Margin. (b) Swing Loan Interest Rate Options. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Swing Loans: (i) Swing Loan Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or (ii) Swing Loan Daily SOFR Option: A fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to Daily SOFR plus the SOFR Adjustment plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in Daily SOFR. (c) Rate Quotations. The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made. 4.2 Conforming Changes Relating to the Term SOFR Rate and Daily SOFR. With respect to the Term SOFR Rate and Daily SOFR, the Administrative Agent (in consultation with the Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, the Administrative Agent shall provide notice to the Borrower and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective. 4.3 Interest After Default. (a) Default Rate. (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter until such amount is paid in full bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after any applicable notices have been

44 166003147_9 given and grace periods have expired), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter until such amount is paid in full bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (iii) Upon the request of the Required Lenders, while any Event of Default pursuant to Section 9.1(l) exists, the Borrower shall pay interest on the principal amount of all outstanding Loans hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (b) Payment. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. (c) Acknowledgment. The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent. 4.4 Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting. (a) Rate Unascertainable; Increased Costs. If at any time: (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that the Term SOFR Rate or Daily SOFR, as applicable, cannot be determined pursuant to the definition thereof; or (ii) the Required Lenders determine that for any reason in connection with any request for a Term SOFR Rate Loan or conversion to a Term SOFR Rate Loan or continuation of a Term SOFR Rate Loan that the Term SOFR Rate does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan during the applicable Interest Period or the Swing Loan Lender determines that for any reason in connection with any request for a Swing Loan that Daily SOFR does not adequately and fairly reflect the cost to such Lender of funding, establishing or maintaining such Loan, as applicable, and the Required Lenders or Swing Loan Lender, as applicable, has provided notice of such determination to the Administrative Agent, then the Administrative Agent shall have the rights specified in Section 4.4(c) [Administrative Agent’s and Lender’s Rights]. (b) Illegality. If at any time any Lender shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any Term SOFR Rate Loan or Daily SOFR Loan, or the determination or charging of interest rates based on the Term SOFR Rate or Daily SOFR, has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 4.4(c) [Administrative Agent’s and Lender’s Rights].

45 166003147_9 (c) Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4(a) [Rate Unascertainable; Increased Costs] above, the Administrative Agent shall promptly notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4(b) [Illegality] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Term SOFR Rate Loan or Daily SOFR Loan, as applicable, shall be suspended (to the extent of the affected Term SOFR Rate Loan or Interest Periods or Daily SOFR Loan) until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4(a) [Rate Unascertainable; Increased Costs] and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of the Term SOFR Rate Option or Daily SOFR Option and the Term SOFR Rate Option or Daily SOFR Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of a Base Rate Loan. If any Lender notifies the Administrative Agent of a determination under Section 4.4(b) [Illegality], the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which the Term SOFR Rate Option or Daily SOFR Option applies, on the date specified in such notice either convert such Loan to a Base Rate Loan otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to a Base Rate Loan upon such specified date. (d) Benchmark Replacement Setting. (i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be a “Loan Document” for purposes of this Section titled “Benchmark Replacement Setting”), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by

46 166003147_9 such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (in consultation with the Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section. (iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate or based on a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non- representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Term SOFR Rate or Daily SOFR, the Borrower may revoke any pending request for a Loan bearing interest

47 166003147_9 based on such rate or conversion to or continuation of Loans bearing interest based on such rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Base Rate Loan or conversion to a Base Rate Loan. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. (vi) Definitions. As used in this Section: “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (iv) of this Section. “Benchmark” means, initially, SOFR and the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section. “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment; (2) the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; provided that (i) if the Benchmark Replacement is determined pursuant to clause (1) above, the SOFR Adjustment referenced in clause (1) above shall not be included in the Benchmark Replacement in the event that the SOFR Adjustment is added to such Benchmark Replacement elsewhere in this Agreement for purposes of determining interest payable hereunder and (ii) if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided

48 166003147_9 further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable discretion. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent (in consultation with the Borrower), which date shall promptly follow the date of the public statement or publication of information referenced therein. For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such

49 166003147_9 Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 4.4(d) titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 4.4(d) titled “Benchmark Replacement Setting.” “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this

50 166003147_9 Agreement or otherwise) with respect to the Term SOFR Rate or Daily SOFR, as applicable, or, if no floor is specified, zero. “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment 4.5 Selection of Interest Rate Options. If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Term SOFR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with Section 2.6 [Revolving Credit Loan Requests; Loan Conversions and Renewals; Swing Loan Requests], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, as applicable to Revolving Credit Loans commencing upon the last day of the existing Interest Period. If the Borrower provides any Loan Request related to a Loan at the Term SOFR Rate Option but fails to identify an Interest Period therefor, such Loan Request shall be deemed to request an Interest Period of one (1) month. Any Loan Request that fails to select an Interest Rate Option shall be deemed to be a request for the Base Rate Option. 5. PAYMENTS 5.1 Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 12:00 noon on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 12:00 noon by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated.” 5.2 Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share. Each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the

51 166003147_9 Administrative Agent’s Fee and the Issuing Lender’s fronting fee) or amounts due from the Borrower hereunder to the Lenders with respect to the Commitments and Loans, shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4(c) [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting], 5.6(b) [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees, Letter of Credit Fees, and other fees or amounts then due or payable such Lenders as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC according to Section 2.7(e) [Borrowings to Repay Swing Loans]. 5.3 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and (ii) the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. 5.4 Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the

52 166003147_9 Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. 5.5 Interest Payment Dates. Interest on Loans to which the Base Rate Option or the Daily SOFR Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the Term SOFR Rate Option applies shall be due and payable on the last day of each Interest Period and, if such Interest Period is longer than three (3) months, also at the end of each 90-day period during such Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise). Interest shall be computed to, but excluding, the date payment is due. 5.6 Voluntary Prepayments. (a) Right to Prepay. The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6(b) [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans that bear interest at the Base Rate Option and at least three (3) Business Days prior to the date of prepayment of the Revolving Credit Loans that bear interest at the Term SOFR Rate Option, or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information: (w) the date, which shall be a Business Day, on which the proposed prepayment is to be made; (x) a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Loans; (y) if applicable, a statement indicating the application of the prepayment between the between Loans to which the Base Rate Option applies, Loans to which the Term SOFR Rate Option applies and Loans to which the Daily SOFR Option applies; and (z) the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Credit Loans, or (ii) $100,000 for any Swing Loan or $500,000 for any Revolving Credit Loan.

53 166003147_9 All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4(c) [Administrative Agent’s and Lender’s Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Base Rate Loans, then to Daily SOFR Loans, then to Term SOFR Rate Loans. Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 5.10 [Indemnity]. (b) Replacement of a Lender. In the event any Lender (i) gives notice under Section 4.4(b) [Illegality], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender or has been a Defaulting Lender three or more times within a consecutive six month period, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), (v) fails or declines to extend its Commitment pursuant to an extension otherwise approved pursuant to Section 2.14 [Extension of Expiration Date], or (vi) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Section 5.8 [Increased Costs] or 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that: (i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns] or the Administrative Agent has agreed to waive such fee; (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.8(a) [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and (iv) such assignment does not conflict with applicable Law. (v) A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

54 166003147_9 (c) Designation of a Different Lending Office. If any Lender requests compensation under Section 5.8 [Increased Costs], or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. 5.7 Reserved. 5.8 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Term SOFR Rate or Daily SOFR) or the Issuing Lender; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender, the Issuing Lender or the relevant market any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making converting to, continuing or maintaining any Loan under the Term SOFR Rate Option (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or such other Recipient, the Borrower will pay to such Lender, the Issuing Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or

55 166003147_9 liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered. (c) Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8(a) [Increased Costs Generally] or 5.8(b) [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within twenty (20) days after receipt thereof. (d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof). 5.9 Taxes. (a) Issuing Lender. For purposes of this Section 5.9, the term “Lender” includes the Issuing Lender and the term “applicable Law” includes FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9 [Taxes]) the applicable

56 166003147_9 Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8(d) [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section (e) [Indemnification by the Lenders]. (f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to an Official Body pursuant to this Section 5.9 [Taxes], such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably

57 166003147_9 requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.9(g)(ii)A, 5.9(g)(ii)B and (ii)D below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower, A. any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; B. any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed originals of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9(g)(A) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or (4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9(g)(B) or Exhibit 5.9(g)(C), IRS Form W-9, and/or other certification documents from each beneficial

58 166003147_9 owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9(g)(D) on behalf of each such direct and indirect partner; C. any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and D. if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9(h) [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.9(h) [Treatment of Certain Refunds], in no event will the indemnified party be required to pay any amount to an indemnifying party

59 166003147_9 pursuant to this Section (h) [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Survival. Each party’s obligations under this Section 5.9 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations. 5.10 Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any: (i) payment, prepayment, conversion or renewal of any Loan to which the Term SOFR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.6 [Revolving Credit Loan Requests; Loan Conversions and Renewals; Swing Loan Requests] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments] or failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Loan under the Base Rate Option or Daily SOFR Option on the date or in the amount notified by the Borrower, (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder, or (iv) any assignment of a Loan under the Term SOFR Rate Option on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 5.6(b) [Replacement of a Lender]. If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such

60 166003147_9 loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given. 5.11 Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrower may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.1(b) [Swing Loan Commitments] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1(b) [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans. 6. REPRESENTATIONS AND WARRANTIES 6.1 Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and each of the Lenders as follows: (a) Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default. The Borrower and each Subsidiary of the Borrower (i) is a corporation, partnership or limited liability company duly organized, and validly existing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1 (a) and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, (iv) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section (n) [Environmental Matters]) in all jurisdictions in which any the Borrower or Subsidiary of the Borrower is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change, and (v) has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except those Liens as are permitted under Section 8.2(a). The Borrower has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations

61 166003147_9 under the Loan Documents, and all such actions have been duly authorized by all necessary proceedings on its part. No Event of Default or Potential Default exists or is continuing. (b) Subsidiaries and Owners; Investment Companies. Schedule 6.1(b) states (i) the name of each of the Borrower’s Subsidiaries, its jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary (the “Subsidiary Equity Interests”), (ii) the name of each holder of common equity interest in the Borrower, the amount, percentage and type of such common equity interests (the “Borrower Equity Interests”), and (iii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clause (i) or (ii) (collectively the “Equity Interests”). The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable. Neither the Borrower nor any of its Subsidiaries is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.” (c) Validity and Binding Effect. This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by the Borrower, and (ii) constitutes, or will constitute, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms except to the extent enforceability thereof is limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity. (d) No Conflict; Material Agreements; Consents. Neither the execution and delivery of this Agreement or the other Loan Documents by the Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of the Borrower or any Subsidiary of the Borrower, or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which the Borrower or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower or any Subsidiary of the Borrower. There is no default under such material agreement (referred to above) and neither the Borrower nor any Subsidiary of the Borrower is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change. No authorization, consent, approval, license or exemption of, or filing or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including without limitation any authorization, consent, approval, license or exemption of, or filing with, the FERC, the IURC and any other regulatory authority having jurisdiction) is necessary for the valid execution and delivery to the Administrative Agent and the Lenders, the incurrence by the Borrower of the Indebtedness under the Loan Documents and the performance by the Borrower of its obligations under the Loan

62 166003147_9 Documents, other than those already obtained and copies of which have been provided to the Administrative Agent. (e) Litigation. Except as set forth on Schedule 6.1(e), there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Subsidiaries of the Borrower at law or in equity before any Official Body which individually or in the aggregate may reasonably be expected to result in any Material Adverse Change. Neither the Borrower nor any Subsidiaries of the Borrower are in violation of any order, writ, injunction or any decree of any Official Body which may reasonably be expected to result in any Material Adverse Change. (f) Financial Statements. (i) Historical Statements. The Borrower has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the three fiscal years ended December 31, 2021. (all such annual statements being collectively referred to as the “Statements”). The Statements were compiled from the books and records maintained by the Borrower’s management, are correct and complete in all material respects and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied. (ii) Accuracy of Financial Statements. Neither the Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments that are required to be disclosed in accordance with GAAP which are not disclosed in the Statements or in the notes thereto, and except as disclosed therein, there are no unrealized losses from any commitments of the Borrower or any Subsidiary of the Borrower which would reasonably be expected to cause a Material Adverse Change. (g) Margin Stock. Neither the Borrower nor any Subsidiaries of the Borrower engage or intend to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. Neither the Borrower nor any Subsidiaries of the Borrower holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of the Borrower and the Subsidiaries of the Borrower are or will be represented by margin stock. (h) Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which materially adversely affects the business, property, assets,

63 166003147_9 financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or on the Closing Date in connection with the transactions contemplated hereby. (i) Taxes. All federal, state, local and other tax returns required to have been filed with respect to the Borrower and each Subsidiary of the Borrower have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. (j) Patents, Trademarks, Copyrights, Licenses, Etc. The Borrower and each Subsidiary of the Borrower owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by the Borrower or such Subsidiary of the Borrower, without known possible, alleged or actual conflict with the rights of others. (k) Licenses, Registrations and Compliance with Laws. Each of the Borrower and each of its Subsidiaries has all permits, governmental licenses, registrations, and approvals necessary to carry out its businesses as presently conducted and as required by law (including, without limitation, the FPA and the IPSCA) or the rules and regulations of any federal, foreign, governmental, state, county or local association, corporation, or governmental agency, body, instrumentality or commission having jurisdiction over the Borrower or its Subsidiaries, including, but not limited to, the FERC, the IURC, the United States Environmental Protection Agency, the United States Department of Labor, the United States Occupational Safety and Health Administration, the United States Equal Employment Opportunity Commission and analogous and related state and foreign agencies, except for such permits, licenses, registrations and approvals the failure to obtain would not reasonably be expected to have a Material Adverse Change. There is no violation or failure of compliance on the part of the Borrower or any Subsidiary with any of the foregoing permits, licenses, registrations, approvals, rules or regulations, and there is no action, proceeding or investigation pending or, to the knowledge of the Borrower, threatened, nor has the Borrower received any notice of such, which might result in the termination or suspension of any such permit, license, registration or approval, except for such violations, failures, actions, proceedings or investigations which would not reasonably be expected to have a Material Adverse Change. (l) Insurance. The properties of the Borrower and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower and each such Subsidiary in accordance with prudent business practice in the industry of the Borrower and its Subsidiaries. At the request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent on the Closing Date

64 166003147_9 an original certificate of insurance describing and certifying as to the existence of the insurance required to be maintained by this Agreement and the other Loan Documents. (m) ERISA Compliance. (i) Each Plan of the Borrower is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan of the Borrower that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan of the Borrower. (ii) (a) No ERISA Event has occurred or is reasonably expected to occur which causes, or could reasonably be expected to cause, an Event of Default under Section 9.1(i); (b) No contribution failure under Section 412 and 430 of the Code, Section 302 of ERISA or the terms of any Plan has occurred with respect to any Plan to which the Borrower is a contributing sponsor, sufficient to give rise to a Lien under Section 430(k) of the Code, or otherwise to have a Material Adverse Change; (c) the Borrower has not incurred, nor reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan or Multiemployer Plan (other than for ordinary funding obligations and premiums due and not delinquent under Section 4007 of ERISA) which causes, or could reasonably be expected to cause, an Event of Default under Section 9.1(i); (d) the Borrower has not incurred, nor reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan which causes, or could reasonably be expected to cause, an Event of Default under Section 9.1(i); and (e) the Borrower has not engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA. (n) Environmental Matters. The Borrower, and to the knowledge of the Borrower, each of its Subsidiaries, is in material compliance with applicable Environmental Laws except as disclosed on Schedule 6.1(n); provided that such matters so disclosed could not in the aggregate reasonably be expected to result in a Material Adverse Change. (o) Solvency. Before and after giving effect to the initial Loans hereunder, the Borrower is Solvent. (p) Pari Passu Indebtedness. The Indebtedness of the Borrower under this Agreement ranks at least pari passu with all other unsecured Indebtedness of the Borrower. (q) Anti-Terrorism Laws. (i) No Covered Entity is a Sanctioned Person, and (ii) no Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti- Terrorism Law.

65 166003147_9 7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT The effectiveness of this Agreement shall be subject to the satisfaction or waiver of the following further conditions: 7.1 Conditions Precedent to Effectiveness of this Agreement. (a) Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent: (i) A certificate of the Borrower signed by an Authorized Officer, dated as of the Closing Date stating (v) all representations and warranties of the Borrower set forth in this Agreement are true and correct in all material respects, (w) the Borrower is in compliance with each of the covenants and conditions hereunder, (x) no Event of Default or Potential Default exists, (y) no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrower delivered to the Administrative Agent and (z) the Rating of the Borrower by each Rating Agency (provided that no confirmation by the Rating Agencies shall be required). (ii) A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Borrower, certifying as appropriate as to: (A) all action taken by the Borrower in connection with this Agreement and the other Loan Documents; (B) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (C) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in the state where organized; (iii) This Agreement and each of the other Loan Documents signed by an Authorized Officer; (iv) A written opinion of counsel for the Borrower (which may be in- house counsel with respect to Indiana law), dated the Closing Date, addressed to the Administrative Agent and each Lender; (v) Evidence that adequate insurance required to be maintained under this Agreement is in full force and effect; (vi) All material governmental consents required to effectuate the transactions contemplated hereby, including without limitation, the FERC Order and the IURC Order (or certification from the Borrower there are no such consents); (vii) Such other documents in connection with such transactions as the Administrative Agent or said counsel may reasonably request. (b) Payment of Fees. The Borrower shall have paid all fees and reasonable and documented out-of-pocket expenses payable by the Borrower on or before the Closing Date as

66 166003147_9 required by this Agreement, the Administrative Agent’s Letter or any other Loan Document, in each case, invoiced at least three (3) Business Days prior to the Closing Date. (c) USA PATRIOT Act Diligence. The Administrative Agent and each Lender shall have received, in form and substance acceptable to the Administrative Agent and each Lender such documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that has been requested by the Administrative Agent or any Lender at least ten (10) days prior to the Closing Date. 7.2 Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations, warranties of the Borrower shall then be true and correct in all material respects (except that the representations and warranties contained in the first sentence of Section 6.1(e) do not need to be true and correct for any such extensions of credit after the Closing Date), (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to the Borrower or any Subsidiary of the Borrower or any of the Lenders, and (iv) the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be. 8. COVENANTS 8.1 Affirmative Covenants. From the date hereof and thereafter for so long as any Obligations are outstanding or the Borrower is indebted to the Lenders under any of the Loan Documents and until Payment in Full, the Borrower shall, and shall cause each of its Subsidiaries to comply with the following affirmative covenants: (a) Preservation of Existence, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2(c). (b) Payment of Liabilities, Including Taxes, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made. (c) Maintenance of Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and

67 166003147_9 against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. (d) Maintenance of Properties and Leases. The Borrower shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties used and useful to its business, and from time to time, the Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof. (e) Visitation Rights. The Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times (during regular business hours) and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct a visit or inspection of the Borrower or any of its Subsidiaries, such Lender shall coordinate such visit or inspection with the Administrative Agent, such inspection shall be at the expense of such Lender, and any such visit by the Lender shall not exceed one visit annually absent an Event of Default. In the event the Administrative Agent desires to conduct an visit or inspection of the Borrower or any of its Subsidiaries, such visit or inspection will be at the expense of the Administrative Agent, and the Administrative Agent shall be limited to one visit or inspection annually, unless an Event of Default has occurred which has not been waived. (f) Keeping of Records and Books of Account. The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs. (g) Compliance with Laws. The Borrower shall, and shall cause each Subsidiary of the Borrower, to (i) comply with the requirements of all present and future applicable laws (including, without limitation, the FPA and the IPSCA), rules, regulations and orders of any governmental authority having jurisdiction over it and/or its business, except where the failure to comply would not have a Material Adverse Change, (ii) without limiting clause (i) above, ensure that no person who owns a controlling interest in or otherwise controls the Borrower is or shall be (x) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (y) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders and (iii) without limiting clause (i) above, comply with all applicable Bank Secrecy Act and anti-money laundering laws and regulations.

68 166003147_9 (h) Use of Proceeds. The Borrower will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.9 [Use of Proceeds] and as permitted by applicable Law. (i) Anti-Terrorism Laws; International Trade Law Compliance. (a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with all Anti-Terrorism Laws, and (e) the Borrower shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event. (j) Other Additional Information. The Borrower shall provide to the Administrative Agent and the Lenders such information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable Laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations). 8.2 Negative Covenants. From the date hereof and thereafter for so long as any Obligations are outstanding or the Borrower is indebted to the Lenders under any of the Loan Documents and until Payment in Full, the Borrower shall not, and shall not permit any of its Subsidiaries to: (a) Liens. Create, incur, assume, or suffer to exist any Lien of any nature, upon or with respect to any of its properties, now owned or hereafter acquired, or assign as collateral or otherwise convey as collateral, any right to receive income, except that the foregoing restrictions shall not apply to: (i) Liens for taxes, assessments, or governmental charges or levies on property if the same shall not at the time be delinquent or thereafter can be paid without penalty or interest, or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced) are being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provision has been made in accordance with GAAP; (ii) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens, bankers’ set-off rights and other similar liens arising in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provisions has been made in accordance with GAAP;

69 166003147_9 (iii) Liens arising in the ordinary course of business out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other Social Security or retirement benefits, or similar legislation; (iv) Liens arising from or upon any judgment or award, provided that such judgment or award is being contested in good faith by proper appeal proceedings and only so long as execution thereon shall be stayed; (v) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (vi) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of business by the Borrower or the applicable Subsidiary; (vii) Liens against property of the Borrower securing Indebtedness of the Borrower which is evidenced by the Mortgage and Deed of Trust dated May 1, 1940, from the Borrower to American National Bank and Trust Company of Chicago (or any successor trustee), and any and all supplements thereto; (viii) Liens on any property acquired, constructed or improved by the Borrower or any Subsidiary after the Closing Date which are created or assumed contemporaneously with, or within one hundred twenty days after, such acquisition or completion of such construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such one hundred twenty day period, to secure or provide for the payment of all or any part of such acquisition, construction or improvement incurred after the Closing Date (provided that no such Lien shall extend to or cover any property other than the property so acquired or constructed, or the improvements on the property so improved), or in addition to Liens contemplated by clause (ix) below, Liens on any property existing at the time of acquisition thereof (other than any such Lien created in contemplation of such acquisition), provided that the Liens shall not apply to any property theretofore owned by the Borrower or any Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property is constructed or the improvement is located; (ix) Liens existing on any property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary or becomes a Subsidiary; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary; (x) Liens or charges incurred in the ordinary course of business of the Borrower or any Subsidiary which were not incurred in connection with the borrowing of money

70 166003147_9 or the obtaining of an advance or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; (xi) Liens to secure obligations under the Permitted Receivables Financing, in those accounts or contracts giving rise to accounts of the Borrower, which accounts or contracts giving rise to accounts are to be sold by the Borrower as part of the Permitted Receivables Financing; and (xii) Liens with respect to cash collateral deposited by the Borrower and its Subsidiaries with counterparties in the ordinary course of the Borrower and its Subsidiaries’ purchase and sale of energy, power, Interest Rate Hedges, coal and other commodities. (b) Assumptions or Guaranties of Indebtedness. Assume, guarantee, endorse, or otherwise become contingently liable in connection with any obligation, except: (i) pursuant to the provisions of this Agreement and Indebtedness to the Lenders; (ii) Indebtedness incurred in the ordinary course of business, excluding Indebtedness for borrowed money or having the commercial effect of a borrowing of money of Persons which are not Subsidiaries of the Borrower; (iii) assumptions, guaranties, endorsements and contingent liabilities within the definition of Indebtedness or permitted by Section 8.2(h) [Indebtedness]; (iv) if such is approved by the IURC or the FERC; or (v) such other contingent liabilities incurred after the date hereof which do not exceed $40,000,000 in the aggregate at any time. (c) Dissolution. Dissolve, liquidate, wind up, merge or consolidate with another Person; provided, however (i) the Borrower may merge with another Person if upon the completion of such merger, the Borrower is the surviving entity, (ii) any Subsidiary may be merged into the Borrower or a wholly owned Subsidiary and (iii) the Borrower may liquidate, dissolve or wind-up immaterial Subsidiaries (a Subsidiary being deemed “immaterial” for this purpose if it has less than 5% of the assets of the Borrower and its consolidated Subsidiaries). (d) Sale of Assets. Sell, lease, transfer or dispose of any of its assets (including by way of an LLC Division) except: (i) in the ordinary course of business; (ii) as approved by the IURC; (iii) any sale of accounts or contracts giving rise to accounts pursuant to the Permitted Receivables Financing or

71 166003147_9 (iv) as such are released under the Mortgage and Deed of Trust dated May 1, 1940, from the Borrower to American National Bank and Trust Company of Chicago (or any successor trustee), and any and all supplements thereto. (e) Change in Nature of Business. Make any material change in the nature of its business. (f) Sale and Leaseback. Enter into any sale and leaseback arrangement with any lender or investor, or enter into any leases except in the normal course of business at reasonable rents comparable to those paid for similar leasehold interests in the area and except for those which do not exceed $40,000,000 in any single transaction. (g) Sale of Accounts. Sell, assign, discount, or dispose in any way of promissory notes or trade acceptances held by the Borrower or any Subsidiary, with or without recourse, except pursuant to a Permitted Receivables Financing or otherwise in the ordinary course of business. (h) Indebtedness. Incur, create, become or be liable directly or indirectly in any manner with respect to or permit to exist any Indebtedness except: (i) Indebtedness arising in the ordinary course of business (other than Indebtedness for borrowed money); (ii) Indebtedness under the Loan Documents; (iii) Indebtedness with respect to trade obligations and other normal accruals and customer deposits in the ordinary course of business not yet due and payable in accordance with customary trade terms or with respect to which the Borrower or the applicable Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent such Person has set aside on its books adequate reserves therefor; (iv) Indebtedness of the Borrower arising under commercial paper obligations; (v) Indebtedness of the Borrower approved by the IURC or the FERC (“Approved Indebtedness”); (vi) Indebtedness secured by Liens permitted under Section 8.2(a) [Liens]; (vii) Indebtedness under the Permitted Receivables Financing; (viii) Indebtedness entered into in connection with Interest Rate Hedges and Commodity Hedges; and (ix) Indebtedness incurred under Section 8.2(b) [Assumptions or Guaranties of Indebtedness].

72 166003147_9 (i) Other Agreements. If there exists an Event of Default or a Potential Default, amend any of the terms or conditions of any indenture, agreement, documents, note or other instrument evidencing, securing, or relating to any other Indebtedness permitted under Section 8.2(h) [Indebtedness]. (j) Prepayment of Other Loans. If there exists an Event of Default or Potential Default, make any prepayment of any principal of or interest on any Indebtedness (other than the Obligations) or any payment, prepayment, redemption, defeasance, sinking fund payment, other repayment or deposit for the purpose of any such prepayment. (k) Change of Fiscal Year. Change its fiscal year. (l) Subordination of Claims. If there exists an Event of Default or Potential Default, subordinate or permit to be subordinated any present or future claim against or obligation of another Person, except as ordered in a bankruptcy or similar creditors’ remedy proceeding of such other Person. (m) Dividends. If there exists an Event of Default or Potential Default, declare or make payment of dividends to holders of common equity interests of the Borrower; provided that Subsidiaries may pay dividends to the Borrower or to Subsidiaries that are wholly owned by the Borrower. (n) Financial Covenant. Permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Total Debt to (ii) Consolidated Total Capitalization to be greater than 0.67 to 1.00. (o) Affiliates. Enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms’-length transaction. (p) Investments and Acquisitions. Make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or Joint Venture, or to make any Acquisition of any Person or consummate an LLC Division, except: (i) Cash Equivalent or Short-Term Investments. (ii) Investments in Subsidiaries and other Investments, in each case in existence on the date hereof and described in Schedule 8.2(p). (iii) Investments in Persons principally engaged in a field of enterprise engaged in by the Borrower and its Subsidiaries on the date hereof and any other field of enterprise substantially related, ancillary or complementary thereto.

73 166003147_9 (iv) other Investments not exceeding $50,000,000 in the aggregate outstanding at any time. (q) Certain Restrictions. Permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make other distributions on its capital stock owned by the Borrower or any Subsidiary, or pay any Indebtedness owed to the Borrower or any Subsidiary (other than customary limits imposed by corporate law and fraudulent conveyance statutes), (b) make loans or advances to the Borrower or (c) transfer any of its assets or properties to the Borrower (other than pursuant to a Permitted Receivables Financing), except for such encumbrances or restrictions existing by reason of or under (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the capital stock of such Subsidiary and (iv) restrictions binding on any Subsidiary on the date it becomes a Subsidiary, provided such restrictions were not created in contemplation of such Person becoming a Subsidiary. 8.3 Reporting Requirements. The Borrower will furnish or cause to be furnished to the Administrative Agent and each of the Lenders: (a) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, any Vice President, Chief Financial Officer, Controller, Treasurer, or Assistant Treasurer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. (b) Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, audited financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the payment or performance of any covenant, agreement or duty of any the Borrower under any of the Loan Documents. (c) Certificate of the Borrower. Concurrently with the financial statements of the Borrower furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3(a) [Quarterly Financial Statements] and 8.3(b) [Annual Financial Statements], a certificate (each a

74 166003147_9 “Compliance Certificate”) of the Borrower signed by the Chief Executive Officer, President, any Vice President, Chief Financial Officer, Controller, Treasurer, or Assistant Treasurer of the Borrower, in the form of Exhibit 8.3. (d) Notices. (i) Default. Promptly after any officer of the Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto. (ii) Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against the Borrower or any Subsidiary of the Borrower which involve a claim or series of claims which could reasonably be expected to result in liability in excess of $25,000,000 or which if adversely determined would constitute a Material Adverse Change. (iii) Organizational Documents. Promptly and in any event within five dates thereafter, any amendment to the Articles of Incorporation or Bylaws of the Borrower. (iv) Erroneous Financial Information. Promptly in the event that the Borrower or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance. (v) ERISA Event. Promptly upon the occurrence of any ERISA Event. (vi) Preferred Stock Filing. Promptly, written notice of any filing with the IURC to seek authority to issue any preferred stock; (vii) FERC Order. Promptly upon receipt of the same, a copy of any extension, renewal or replacement of the FERC Order, certified by an officer of the Borrower; (viii) Ratings Change. Promptly thereafter, any announcement by a Rating Agency of any change in a Rating; and (ix) Other Reports. Promptly upon their becoming available to the Borrower: A. Management Letters. Any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit. B. Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.

75 166003147_9 9. DEFAULT 9.1 Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions: (a) Payments Under Loan Documents. The Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit or Obligation on the date on which such principal is due or any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents within five (5) Business Days of the date on which such interest or other amount becomes due in accordance with the terms hereof or thereof; (b) Breach of Warranty. Any representation or warranty made at any time by the Borrower herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished; (c) Breach of Negative Covenants or Visitation Rights. The Borrower shall default in the observance or performance of any covenant contained in Section 8.1(a) [Preservation of Existence], Section 8.1(e) [Visitation Rights], Section 8.1(i) [Anti-Terrorism Laws] or Section 8.2 [Negative Covenants]; (d) Breach of Other Covenants. The Borrower shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) days; (e) Defaults in Other Agreements or Indebtedness. A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which the Borrower or any Subsidiary of the Borrower may be obligated as a borrower or guarantor in excess of $25,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend; (f) Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of $50,000,000 in the aggregate shall be entered against the Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) consecutive days from the date of entry; (g) Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or

76 166003147_9 cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby; (h) Uninsured Losses; Proceedings Against Assets. There shall occur any material uninsured damage to or loss, theft or destruction of any assets of the Borrower in excess of $50,000,000 or the Borrower’s assets in excess of $50,000,000 are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter; (i) Events Relating to Plans and Benefit Arrangements. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of Borrower (A) under Title IV of ERISA to a Pension Plan, Multiemployer Plan or the PBGC, (B) to the IRS under Chapter 43 of the Code or to the U.S. Department of Labor, PBGC or other person under Sections 406, 409, 502(c)(i) or (l), or 4071 of ERISA, or (C) to the IRS because of the failure of any “welfare benefit plan” (as described in Section 3(1) of ERISA) sponsored or maintained by the Borrower or any ERISA Affiliate that provides insured medical benefits, to satisfy the non-discrimination requirements of Section 105 of the Code, in each case in an aggregate amount in excess of $50,000,000, or (ii) the Borrower fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000; (j) Change of Control. (i) IPALCO shall at any time fail to own, directly or indirectly, all of the issued and outstanding common stock of the Borrower or (ii) IPALCO shall at any time not be entitled to elect a majority of the members of the Board of Directors of the Borrower; (k) Mortgage Event of Default. The Borrower shall suffer to exist beyond any applicable grace period any event of default under the Mortgage and Deed of Trust from the Borrower to American National Bank and Trust Company of Chicago (or any successor trustee), dated May 1, 1940, and any and all supplements thereto, unless such event of default has been waived in writing by the appropriate party or parties to such agreement; or (l) Relief Proceedings. (i) A Relief Proceeding shall have been instituted against any the Borrower or any Subsidiary of the Borrower and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) the Borrower or any Subsidiary of the Borrower institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Borrower or any Subsidiary of the Borrower ceases to be Solvent or admits in writing its inability to pay its debts as they mature. 9.2 Consequences of Event of Default. (a) Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1(a) through 9.1(k) shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the

77 166003147_9 Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and (b) Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1(l) [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and (c) Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and (d) Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Borrower have been Paid In Full, any and all proceeds received by the Administrative Agent from the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

78 166003147_9 (i) first, to reimburse the Administrative Agent and the Lenders for out- of-pocket costs, expenses and disbursements, including reasonable attorneys’ and paralegals’ fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with collection of any Obligations of the Borrower under any of the Loan Documents, including advances made by the Administrative Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the assets of the Borrower; (ii) second, to the repayment of all Obligations then due and unpaid of the Borrower to the Lenders or their Affiliates incurred under this Agreement, whether of principal, interest, fees, expenses or otherwise and to cash collateralize the Letter of Credit Obligations, in such manner as the Administrative Agent may determine in its discretion; and (iii) the balance, if any, as required by Law. (e) Enforcement of Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 9.2 for the benefit of all the Lenders and the Issuing Lender; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) the Issuing Lender or the Swing Loan Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Lender or Swing Loan Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 9.2(c) (subject to the terms of Section 5.3 [Sharing of Payments by Lenders]), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (1) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.2(e), and (2) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and (subject to Section 5.3 [Sharing of Payments by Lenders]), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. 10. THE ADMINISTRATIVE AGENT 10.1 Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

79 166003147_9 10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. 10.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the

80 166003147_9 validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. 10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. 10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. 10.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a

81 166003147_9 successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. If PNC resigns as Administrative Agent under this Section 10.6, PNC shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit. 10.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender and each Issuing Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities as set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender or Issuing Lender for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities as set forth herein and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Lender agrees not to assert a claim in contravention of the foregoing. Each Lender and each Issuing Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing such other facilities.

82 166003147_9 10.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Joint Bookrunner, Joint Lead Arranger, Syndication Agent and Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder. 10.9 Administrative Agent’s Fee. The Borrower shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) between the Borrower, Administrative Agent and PNC Capital Markets LLC, as amended or otherwise modified from time to time. 10.10 No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Borrower, its Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws. 10.11 Erroneous Payments. (a) If the Administrative Agent notifies a Lender, Issuing Lender or any Person who has received funds on behalf of a Lender or Issuing Lender (any such Lender, Issuing Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A

83 166003147_9 notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Lender, Issuing Lender or any Person who has received funds on behalf of a Lender or Issuing Lender hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender or Issuing Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.11(b). (c) Each Lender or Issuing Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with

84 166003147_9 respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Issuing Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). (e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment. This Section 10.11 [Erroneous Payments] shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent. (f) To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (g) Each party’s obligations, agreements and waivers under this Section 10.11 shall survive the resignation or replacement of the Administrative Agent, the termination of the

85 166003147_9 Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. 11. MISCELLANEOUS 11.1 Modifications, Amendments or Waivers. With the written consent of the Required Lenders (or as expressly provided by Section 2.13 [Increases in Revolving Credit Commitments]), the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Borrower hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Borrower; provided, that no such agreement, waiver or consent may be made which will: (a) Increase of Commitment. Extend or increase the amount of the Revolving Credit Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.2) hereunder without the consent of such Lender; (b) Extension of Payment; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan, the Commitment Fee, any other fee or other amounts payable to any Lender, without the consent of each Lender directly affected thereby; (c) Reduction of Principal, Interest or Fees. Reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee, any other fee or any other amounts payable to any Lender, without the consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of Default Rate or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate pursuant to Section 4.3 [Interest After Default] or (ii) to amend or waive compliance with any covenant hereunder (or any defined term used therein) even if the effect of such amendment or waiver would be to reduce the rate of interest on any Loan or Letter of Credit Borrowing or to reduce any fee payable hereunder; or (d) Miscellaneous. Amend Section 5.2 [Pro Rata Treatment of Lenders], 10.3 [Exculpatory Provisions, Etc.] or 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders; provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Swing Loan Lender or an Issuing Lender may be made without the written consent of the Administrative Agent, the Swing Loan Lender or such Issuing Lender, as applicable, and provided, further that (i) if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1(a) through 11.1(d) above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement

86 166003147_9 Lenders pursuant to Section 5.6(b) [Replacement of a Lender] and (ii) the Administrative Agent’s Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower and the Administrative Agent), to amend and restate this Agreement and the other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents. 11.2 No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. 11.3 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable, documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of a single counsel for the Administrative Agent, and, if reasonably required, one local and/or regulatory counsel as necessary in each appropriate jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented out-of-pocket expenses incurred by the Issuing Lender (including the reasonable fees, charges and disbursements of a single counsel for the Issuing Lenders, taken as a whole and, if reasonably required, one local and/or regulatory counsel as necessary in each appropriate jurisdiction and, solely in the case of any actual or perceived conflict of interest, one additional counsel to the affected Persons taken as a whole) in connection with the issuance,

87 166003147_9 amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable, documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the reasonable fees, charges and disbursements of a single counsel for the Administrative Agent, any Lender or any Issuing Lender, taken as a whole and, if reasonably required, one local and/or regulatory counsel as necessary in each appropriate jurisdiction and, solely in the case of any actual or perceived conflict of interest, one additional counsel to the affected Persons taken as a whole), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Joint Lead Arranger, each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of a single counsel for the Indemnitees, taken as a whole and, if reasonably required, one local and/or regulatory counsel as necessary in each appropriate jurisdiction and, solely in the case of any actual or perceived conflict of interest, one additional counsel to the affected Persons taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise out of any claim, litigation, investigation or proceeding that does not involve an act or omission by the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than any claim, litigation, investigation or proceeding involving an Indemnitee acting in its capacity or fulfilling its role as Administrative Agent, arranger or any similar role). This Section 11.3(b) [Indemnification by the Borrower] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

88 166003147_9 (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3(a) [Costs and Expenses] or 11.3(b) [Indemnification by the Borrower] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity. (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, each party hereto and each Indemnitee shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that this provision shall not limit the Borrower’s indemnity obligations under Section 11.3(b) for claims asserted against any Indemnitee by any third party. No Indemnitee referred to in Section 11.3(b) [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. (e) Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor. 11.4 Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as otherwise set forth herein) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action. 11.5 Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5(b) [Electronic Communications]), all notices and other communications provided for herein shall be in writing

89 166003147_9 and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B). Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5(b) [Electronic Communications], shall be effective as provided in such Section. (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (c) Change of Address, Etc. Any party hereto may change its address, e mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto. 11.6 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. 11.7 Duration; Survival. All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes,

90 166003147_9 Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Borrower shall continue in full force and effect from and after the date hereof and until Payment In Full. 11.8 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (including by way of an LLC Division) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8(b) [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8(d) [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8(e) [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8(d) [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. A. in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and B. in any case not described in clause (i)(A) of this Section 11.8(b), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

91 166003147_9 (ii) Proportionate Amounts. Each partial assignment shall (a) be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, and (b) be made on a pro- rata basis relating to such Lender’s Revolving Credit Commitment. (iii) Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and: A. the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; B. the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and C. the consent of the Swing Loan Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment. (iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent. (v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof. (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8(c) [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting], 5.8 [Increased

92 166003147_9 Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8(d) [Participations]. (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Such register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, the Swing Loan Lender or any Issuing Lender, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders, Issuing Lender and Swing Loan Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1(a) [Increase of Commitment] or 11.1(b) [Extension of Payment, Etc.] that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting], 5.8 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9(g) [Status of Lenders] (it being understood that the documentation required under Section 5.9(g) [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8(b) [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6(b) [Replacement of a Lender] and Section 5.6(c) [Designation of a Different Lending Office] as if it were an assignee under Section 11.8(b) [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees,

93 166003147_9 at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6(b) [Replacement of a Lender] and Section 5.6(c) [Designation of Different Lending Office] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2(c) [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. 11.9 Confidentiality. (a) General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the

94 166003147_9 extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. (b) Sharing Information With Affiliates of the Lenders. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9(a) [General]. 11.10 Counterparts; Integration; Effectiveness. (a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e mail shall be effective as delivery of a manually executed counterpart of this Agreement. (b) Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

95 166003147_9 11.11 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. (a) Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to is conflict of laws principles. (b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. (c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

96 166003147_9 (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. (e) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 11.12 USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Borrower in accordance with the USA Patriot Act. 11.13 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such

97 166003147_9 Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either subclause (a)(i) in the immediately preceding Section 11.13(a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (a)(iv) in the immediately preceding Section 11.13(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto). 11.14 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan

98 166003147_9 Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority. 11.15 Amendment and Restatement. (a) THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT REPLACES THE EXISTING CREDIT AGREEMENT. THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT IS NOT INTENDED TO CONSTITUTE, AND DOES NOT CONSTITUTE, A NOVATION OR SATISFACTION OF THE OBLIGATIONS REPRESENTED BY THE EXISTING CREDIT AGREEMENT. (b) Simultaneously with the effectiveness of this Agreement on the Closing Date, the parties hereby agree that, notwithstanding the provisions regarding assignments set forth in Section 11.8 hereof and Section 11.8 of the Existing Credit Agreement, the Commitments and Ratable Shares shall be as set forth in Schedule 1.1(B), and the portion of the outstanding Loans and participations with respect to Letters of Credit and Swing Loans outstanding under the Existing Credit Agreement shall be reallocated in accordance with such Ratable Shares and the requisite assignments shall be deemed to be made in such amounts by and between the Lenders and from each Lender to each other Lender, with the same force and effect as if such assignments were evidenced by applicable Assignment and Assumption Agreements (as defined in the Existing Credit Agreement) under the Existing Credit Agreement. Notwithstanding anything to the contrary in Section 11.8 of the Existing Credit Agreement or Section 11.8 of this Agreement, no other documents or instruments, including any Assignment and Assumption Agreements, shall be executed in connection with these assignments (all of which requirements are hereby waived), and such assignments shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by an Assignment and Assumption Agreement. On the Closing Date and substantially concurrently with the effectiveness of this Agreement, to the extent necessary, the Lenders shall make full cash settlement with each other either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all such assignments and reallocations such that after giving effect to such settlements each Lender’s Ratable Shares with respect to the Commitments shall be as set forth on Schedule 1.1(B) of this Agreement, and the outstanding Loans and participations with respect to Letters of Credit and Swing Loans shall be held by the Lenders in accordance with such Ratable Shares. (c) Notwithstanding anything in this Agreement, the terms of the Existing Credit Agreement applicable to existing Loans at the LIBOR Rate Option (as defined in the Existing Credit Agreement) (the “Existing LIBOR Rate Loans”) shall continue in full force and effect and shall continue to apply to each Existing LIBOR Rate Loan with an Interest Period (as defined in the Existing Credit Agreement) that commenced prior to the Closing Date solely until the expiration of the then current Interest Period for such Existing LIBOR Rate Loan; provided that from and after the Closing Date, (i) the Borrower shall not be permitted to request any Lender to fund, and no Lender shall fund, any Loan at the LIBOR Rate Option and (ii) no Loan may be continued as, or converted to, a Loan at the LIBOR Rate Option. 11.16 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Interest Rate Hedges or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such

99 166003147_9 QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 11.16, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). 11.17 No Advisory or Fiduciary Responsibility.

100 166003147_9 (a) In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Joint Lead Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Joint Lead Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Joint Lead Arranger or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Joint Lead Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Joint Lead Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Joint Lead Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. (b) The Borrower acknowledges and agrees that each Lender, each Joint Lead Arranger and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Joint Lead Arranger or Affiliate thereof were not a Lender or Joint Lead Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the facilities provided for hereunder) and without any duty to account therefor to any other Lender or Joint Lead Arranger, the Borrower or any Affiliate of the foregoing. Each Lender, each Joint Lead Arranger and any Affiliate thereof may accept fees and other consideration from the Borrower or any Affiliate thereof for services in connection with this Agreement, the facilities provided for hereunder or otherwise without having to account for the same to any other Lender or Joint Lead Arranger, the Borrower or any Affiliate of the foregoing.

101 166003147_9 [SIGNATURE PAGES FOLLOW]

Indianapolis Power & Light Company Second Amended and Restated Credit Agreement Signature Page BANK OF AMERICA, N.A., as a Lender By: Name: Christopher J. Heitker Title: Director

Indianapolis Power & Light Company Second Amended and Restated Credit Agreement Signature Page JPMORGAN CHASE BANK, N.A., as a Lender By: Name: Arina Mavilian Title: Executive Director

M&T BANK, as a Lender By: Name: Stephen Hoffman Title: Senior Vice President Indianapolis Power & Light Company Second Amended and Restated Credit Agreement Signature Page

rian Henning itle: Sr. Vice President Indianapolis Power & Light Company Second Amended and Restated Credit Agreement Signature Page F----

REGIONS BANK, as a Lender Name: Tedrick Tarver Title: Director Indianapolis Power & Light Company Second Amended and Restated Credit Agreement Signature Page

SCHEDULE 1.1(A) PRICING GRID— VARIABLE PRICING AND FEES BASED ON BORROWER’S RATING The “Applicable Margin”, “Applicable Commitment Fee Rate” and “Applicable Letter of Credit Fee Rate” for any day are the respective rates per annum, set forth below corresponding to the Rating that exists on such day: Level Borrower’s Rating (Fitch/Moody’s/S &P) Applicable Margin for Term SOFR Rate Loans and Daily SOFR Loans Applicable Margin for Base Rate Loans Applicable Commitment Fee Rate Applicable Letter of Credit Fee Rate 1 > A / A2 / A 0.875% 0.000% 0.100% 0.875% 2 A-/A3/A- 1.000% 0.000% 0.125% 1.000% 3 BBB+/Baa1/BBB+ 1.125% 0.125% 0.150% 1.125% 4 BBB/Baa2/BBB 1.250% 0.250% 0.175% 1.250% 5 ≤ BBB-/Baa3/BBB- 1.500% 0.500% 0.200% 1.500% For purposes of this Schedule, the following terms have the following meanings: “Fitch” means Fitch, Inc. “Fitch Rating” means the rating assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. If Fitch does not maintain a senior unsecured debt rating for the Borrower, “Fitch Rating” shall mean the corporate credit rating assigned by Fitch to the Borrower. The rating in effect on any date is that in effect on the close of business on such date. “Moody’s” means Moody’s Investors Service, Inc. “Moody’s Rating” means the rating assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. If Moody’s does not maintain a senior unsecured debt rating for the Borrower, “Moody’s Rating” shall mean the corporate credit rating assigned by Moody’s to the Borrower. The rating in effect on any date is that in effect on the close of business on such date. “Rating” means a Fitch Rating, Moody’s Rating or S&P Rating, as appropriate.

-2- “Rating Agency” means Fitch, Moody’s or S&P, as appropriate. “S&P” means Standard & Poor’s Ratings Group. “S&P Rating” means the rating assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. If S&P does not maintain a senior unsecured debt rating for the Borrower, “S&P Rating” shall mean the corporate credit rating assigned by S&P to the Borrower. The rating in effect on any date is that in effect on the close of business on such date. If each of the respective Ratings issued by the Rating Agencies differs by at least one level, then the Pricing Level for the intermediate of such Ratings shall apply. If two of the Rating Agencies issue a Rating at the same level and one of the Rating Agencies issues a Rating at a different level, then the Pricing Level for the Ratings at the same level shall apply. If only two of the Rating Agencies issue a Rating and there is a split in Ratings of more than one level, then the intermediate Pricing Level that is the midpoint between the two Ratings shall apply (or if there is no midpoint, then the highest intermediate Pricing Level shall apply (with the Rating for Pricing Level 1 being the highest and the Rating for Pricing Level 5 being the lowest)). If only two of the Rating Agencies issue a Rating and such Ratings differ by one level, then the Pricing Level for the higher of such Ratings shall apply. If the Borrower has only one Rating, the Pricing Level for such Rating shall apply. If the Borrower does not have any Rating, Pricing Level 5 shall apply.

SCHEDULE 1.1(B) COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES Part 1 - Commitments of Lenders Lender Revolving Credit Commitment Ratable Share PNC Bank, National Association $65,000,000 18.5714285714% U.S. Bank National Association $65,000,000 18.5714285714% The Huntington National Bank $60,000,000 17.1428571430% Bank of America, N.A. $35,000,000 10.0000000000% JPMorgan Chase Bank, N.A. $35,000,000 10.0000000000% M&T Bank $30,000,000 8.5714285714% Old National Bank $30,000,000 8.5714285714% Regions Bank $30,000,000 8.5714285714% Total : $350,000,000 100.000000000%

Part 2 - Addresses for Notices to Administrative Agent and Borrower: ADMINISTRATIVE AGENT Name: PNC Bank, National Association Address: One PNC Center, Suite 400E Indianapolis, IN 46255 Attention: Tracy J. Venable Telephone: (317) 267-7066 Telecopy: (317) 267-7399 With a Copy To: Agency Services, PNC Bank, National Association Mail Stop: P7-PFSC-04-I Address: 500 First Avenue Pittsburgh, PA 15219 Attention: Agency Services Telephone: (412) 762-6442 Telecopy: (412) 762-8672 BORROWER: Name: Indianapolis Power & Light Company (d/b/a AES Indiana) Address: One Monument Circle Indianapolis, IN 46204 Attention: Dustin Illyes Telephone: (317) 864-5307 With a Copy To Legal: Brian Hylander 1065 Woodman Drive Dayton, OH 45432

#96383177v3 #96383177v5 SCHEDULE 6.1(a) QUALIFICATIONS TO DO BUSINESS Indianapolis Power & Light Company (doing business as AES Indiana) AES Indiana Devco Holdings 1, LLC Hardy Hills Solar Energy LLC AES Indiana Devco Holdings 2, LLC Indiana Indiana Delaware, Indiana Indiana

#96383177v3 #96383177v5 SCHEDULE 6.1(b) SUBSIDIARIES AND OWNERS Subsidiaries: Jurisdiction of organization; Amount, percentage and type of such common equity interest Name in Subsidiary AES Indiana Devco Holdings 1, LLC Hardy Hills Solar Energy LLC AES Indiana Devco Holdings 2, LLC Equity Interests: None Owner: Name Indiana; 100% (10 units) of the membership interest held by Indianapolis Power & Light Company Delaware; 100% of the membership interest held by AES Indiana Devco Holdings 1, LLC Indiana; 100% (10 units) of the membership interest held by Indianapolis Power & Light Company Amount, percentage and type of such common equity interest of Borrower IPALCO Enterprises, Inc. 17,206,630 Shares of common stock 100% of the common equity interest of Indianapolis Power & Light Company Equity Interests: None

#96383177v3 #96383177v5 SCHEDULE 6.1(e) LITIGATION None.

#96383177v3 #96383177v5 SCHEDULE 6.1(n) ENVIRONMENTAL DISCLOSURES In October 2009, Indianapolis Power & Light Company doing business as AES Indiana (“AES Indiana”) received a Notice of Violation (NOV) and Finding of Violation from the United States Environmental Protection Agency (EPA) pursuant to Clean Air Act (CAA) Section 113(a). The NOV alleged violations of the CAA at AES Indiana’s three primarily coal- fired electric generating facilities at the time, dating back to 1986. The alleged violations primarily pertain to the Prevention of Significant Deterioration (PSD) and non- attainment New Source Review (NSR) requirements under the CAA. In addition, on October 1, 2015, AES Indiana received a NOV from the EPA pursuant to CAA Section 113(a) alleging violations of the CAA, the Indiana Site Implementation Plan (SIP), and the Title V operating permit related to alleged particulate matter and opacity violations at AES Indiana Petersburg Unit 3. Also, on February 5, 2016, the EPA issued a NOV pursuant to CAA Section 113(a) alleging violations of PSD, non-attainment NSR and other CAA regulations, the Indiana SIP, and the Title V operating permit at Petersburg Generating Station. On August 31, 2020, AES Indiana reached a settlement with the EPA, the Department of Justice (DOJ) and the Indiana Department of Environmental Management (IDEM) resolving the purported violations of the CAA with respect to the coal-fired generation units at AES Indiana’s Petersburg location. The settlement agreement, in the form of a proposed judicial consent decree was approved and entered by the U.S. District Court for the Southern District of Indiana on March 23, 2021, and includes, among other items, the following requirements: annual caps on NOx and SO2 emissions and more stringent emissions limits than AES Indiana’s current Title V air permit; payment of civil penalties totaling $1.525 million (the payment of which was satisfied by AES Indiana in April 2021); a $5 million environmental mitigation project consisting of the construction and operation of a new, non-emitting source of generation at the site; expenditure of $0.325 million on a state-only environmentally beneficial project to preserve local, ecologically- significant lands; and retirement of Units 1 and 2 prior to July 1, 2023. If AES Indiana does not meet this retirement obligation, it must install a Selective Non-Catalytic Reduction System (SNCR) on Unit 4. AES Indiana has a contingent liability recorded related to these New Source Review and other CAA NOV matters.

#96383177v3 #96383177v5 SCHEDULE 8.2(p) EXISTING INVESTMENTS Name Description Tecumseh Coal Common Stock Partially Owned Subsidiary Lynx Capital Corporation Minority Interest AES Indiana Devco Holdings 1, LLC Wholly Owned Subsidiary Hardy Hills Solar Energy LLC Indirect Wholly Owned Subsidiary AES Indiana Devco Holdings 2, LLC Wholly Owned Subsidiary

EXHIBIT 1.1(A) FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same may be amended, restated, modified or supplemented, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. 1. Assignor: 2. Assignee: [and is an Affiliate of [identify Lender]] [and is an Approved Fund of [identify Lender]] 3. Borrower: INDIANAPOLIS POWER & LIGHT COMPANY 4. Administrative Agent: PNC BANK, NATIONAL ASSOCIATION 5. Credit Agreement: That Second Amended and Restated Credit Agreement dated as of December 22, 2022, among Indianapolis

2 Power & Light Company, the Lenders party thereto, and PNC Bank, National Association, as Administrative Agent. 6. Assigned Interest: Facility Assigned Aggregate Amount of Revolving Credit Commitments / Revolving Credit Loans for all Lenders Amount of Revolving Credit Commitments / Revolving Credit Loans Assigned Percentage Assigned of Revolving Credit Commitments / Revolving Credit Loans CUSIP Number $ $ % 7. [Trade Date: ______________]1 1 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _______________________, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]2 The terms set forth in this Assignment and Assumption are hereby agreed to: ASSIGNOR By: Name: Title: ASSIGNEE By: Name: Title: Consented to and Accepted: PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent[, Issuing Lender and Swing Loan Lender]3 By: Name: Title: [Consented to: INDIANAPOLIS POWER & LIGHT COMPANY By: Name: 2 Assignor shall pay a fee of $3,500 to the Administrative Agent in connection with the Assignment and Assumption. 3 If applicable.

4 Title: ]4 [Consented to: U.S. BANK, NATIONAL ASSOCIATION, as Issuing Lender By: Name: Title: ]5 4 If applicable. 5 If applicable.

ANNEX 1 INDIANAPOLIS POWER & LIGHT COMPANY CREDIT FACILITY STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION AGREEMENT 1. Representations and Warranties. 1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or any other Person of any of their respective obligations under any Loan Document. 1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.3(a) and (b) [Reporting Requirements] thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if Assignee is not incorporated or organized under the Laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. 3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to its conflict of laws principles.

EXHIBIT 1.1(N)(1) FORM OF REVOLVING CREDIT NOTE $____________________ New York, New York __________, 20__ FOR VALUE RECEIVED, the undersigned, INDIANAPOLIS POWER & LIGHT COMPANY, an Indiana corporation (herein called the “Borrower”), hereby unconditionally promises to pay to the order of [______________________________] (the “Lender”), the lesser of (i) the principal sum of [__________________________] Dollars (US$[___________]),or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Second Amended and Restated Credit Agreement, dated as of the date hereof, among the Borrower, the Lenders now or hereafter party thereto and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the “Administrative Agent”) (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), together with all outstanding interest thereon on the Expiration Date. The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement. Subject to the provisions of the Credit Agreement, interest on this Revolving Credit Note will be payable pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered. Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219 unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds. This Revolving Credit Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions contained therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment,

8 demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note and the Credit Agreement. This Revolving Credit Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the “Borrower” and the “Lender” shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement. This Revolving Credit Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed, by and construed and enforced in accordance with, the internal laws of the State of New York without giving effect to its conflicts of law principles. [This Revolving Credit Note amends and restates, but does not constitute a novation of the indebtedness evidenced by, that certain [Revolving Credit Note] in the maximum principal amount of $[ ], dated as of [ ], issued by the Borrower in favor of the Lender.] All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Revolving Credit Note. [SIGNATURE PAGE FOLLOWS]

INDIANAPOLIS POWER & LIGHT COMPANY REVOLVING CREDIT NOTE SIGNATURE PAGE IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Revolving Credit Note by its duly authorized officer with the intention that it constitute a sealed instrument. INDIANAPOLIS POWER & LIGHT COMPANY By: Name: Title:

EXHIBIT 1.1(N)(2) FORM OF SWING LOAN NOTE $35,000,000 New York, New York ___________, 20__ FOR VALUE RECEIVED, the undersigned, INDIANAPOLIS POWER & LIGHT COMPANY, an Indiana corporation (herein called the “Borrower”), hereby unconditionally promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Lender”), the lesser of (i) the principal sum of Thirty-Five Million Dollars (US$35,000,000), or (ii) the aggregate unpaid principal balance of all Swing Loans made by the Lender to the Borrower pursuant to the Second Amended and Restated Credit Agreement, dated as of the date hereof among the Borrower, the Lenders now or hereafter party thereto, and the Lender, as administrative agent (hereinafter referred to in such capacity as the “Administrative Agent”) (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), payable with respect to each Swing Loan evidenced hereby on the earlier of (i) demand by the Lender or (ii) on the Expiration Date. The Borrower shall pay interest on the unpaid principal balance of each Swing Loan from time to time outstanding from the date hereof at the rate per annum and on the date(s) provided in the Credit Agreement. Subject to the provisions of the Credit Agreement, interest on this Swing Loan Note will be payable pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Swing Loan Note at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered. Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds. This Swing Loan Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions contained therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Swing Loan Note and the Credit Agreement. The Borrower acknowledges and agrees that the Lender may at any time and in its sole discretion demand payment of all amounts outstanding under this Swing Loan Note without prior notice to the Borrower. This Swing Loan Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the “Borrower” and the “Lender” shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement. This Swing Loan Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed, by and construed and enforced in accordance with, the internal laws of the State of New York without giving effect to its conflicts of law principles. [This Swing Loan Note amends and restates, but does not constitute a novation of the indebtedness evidenced by, that certain [Swing Loan Note] in the maximum principal amount of $[ ], dated as of [ ], issued by the Borrower in favor of the Lender.] All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Swing Loan Note. [SIGNATURE PAGE FOLLOWS]

INDIANAPOLIS POWER & LIGHT COMPANY SWING LOAN NOTE SIGNATURE PAGE IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Swing Loan Note by its duly authorized officers with the intention that it constitute a sealed instrument. INDIANAPOLIS POWER & LIGHT COMPANY By: Name: Title:

EXHIBIT 2.6(A) FORM OF LOAN REQUEST TO: PNC Bank, National Association, as Administrative Agent PNC Firstside Center 500 First Avenue, Pittsburgh, PA 15219 Telephone No.: (412) 768-2307 Telecopier No.: (412) 762-8672 Attn: Indianapolis Power & Light Company Account Manager FROM: Indianapolis Power & Light Company, an Indiana corporation (the “Borrower”) RE: Second Amended and Restated Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”), dated as of December 22, 2022, by and among the Borrower, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms not otherwise defined herein shall have the respective meanings given to them by the Credit Agreement. A. Pursuant to Section 2.6(a) [Revolving Credit Loan Requests; Loan Conversions and Renewals] of the Credit Agreement, the undersigned Borrower irrevocably requests [check one line under 1(a) below and fill in blank space next to the line as appropriate]: 1(a) A new Loan, OR Renewal of the Term SOFR Rate Option applicable to an outstanding Loan originally made on ______________, 20__, OR Conversion of the Base Rate Option applicable to an outstanding Loan originally made on ________________, 20__ to a Loan to which the Term SOFR Rate Option applies, OR Conversion of the Term SOFR Rate Option applicable to an outstanding Loan originally made on ____________ __, 20__ to a Loan to which the Base Rate Option applies. SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST: [Check one line under 1(b) below and fill in blank spaces in line next to line]: 1(b)(i) Under the Base Rate Option. Such Loan shall have a Borrowing Date of _______________, 20___ (which date shall be the same Business Day of receipt by the Administrative Agent by 11:00 a.m.

eastern time of this Loan Request for making a new Loan to which the Base Rate Option applies, or the last day of the preceding Interest Period if a Loan to which the Term SOFR Rate Option applies is being converted to a Loan to which the Base Rate Option applies). OR 1(b)(ii) Under the Term SOFR Rate Option. Such Loan shall have a Borrowing Date of _________________, 20__ (which date shall be three (3) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 11:00 a.m. eastern time of this Loan Request for making a new Loan to which the Term SOFR Rate Option applies, renewing a Loan to which the Term SOFR Rate Option applies, or converting a Loan to which the Base Rate Option applies to a Loan to which the Term SOFR Rate Option applies). 2 Such Loan is in the principal amount of U.S. $___________ or the principal amount to be renewed or converted is U.S. $________________ [in increments of $100,000 and not less than $500,000 for each Borrowing Tranche under the Term SOFR Rate Option and the Base Rate Option] 3 [Complete blank below if the Borrower is selecting the Term SOFR Rate Option]: Such Loan shall have an Interest Period of one, three, or six month(s): ________________________________ B As of the date hereof and the date of making the above-requested Loan (and after giving effect thereto): 1 The representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects (except that the representations and warranties contained in the first sentence of Section 6.1(e) of the Credit Agreement do not need to be true and correct for any extensions of credit after the Closing Date). 2 No Event of Default or Potential Default has occurred and is continuing. 3. The making of such Loan does not contravene any Law applicable to the Borrower or any Subsidiary of the Borrower or any of the Lenders. C. The undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:

1 Funds to be deposited into a PNC Bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $_____________. 2 Funds to be wired per the following wire instructions: U.S. $________________________ Amount of Wire Transfer Bank Name: ABA: Account Number: Account Name: Reference: 3 Funds to be wired per the attached Funds Flow (multiple wire transfers). [SIGNATURE PAGE FOLLOWS]

INDIANAPOLIS POWER & LIGHT COMPANY LOAN REQUEST SIGNATURE PAGE The Borrower certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on ____________________, 20___. BORROWER: INDIANAPOLIS POWER & LIGHT COMPANY By: , Name: , Title: ,

EXHIBIT 2.6(B) FORM OF SWING LOAN REQUEST TO: PNC Bank, National Association, as Administrative Agent PNC Firstside Center 500 First Avenue, Mail-Stop: P7PFSC-05-W Pittsburgh, PA 15219 Telephone No.: (412) 768-5439 Telecopier No.: (412) 705-2006 Attn: Indianapolis Power & Light Company Account Manager FROM: Indianapolis Power & Light Company, an Indiana corporation (the “Borrower”) RE: Second Amended and Restated Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”), dated as of December 22, 2022, by and among the Borrower, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms not otherwise defined herein shall have the respective meanings given to them by the Credit Agreement. Pursuant to Section 2.6(b) of the Agreement, the Borrower hereby makes the following Swing Loan Request: A. Aggregate principal amount of such Swing Loan (may not be less than $100,000) U.S. $ B. Such Swing Loan shall be at the [Base Rate Option] [Daily SOFR Option]. C. Proposed Borrowing Date (which date shall be on or after the date on which the Administrative Agent receives this Swing Loan Request, with such Swing Loan Request to be received no later than 12:00 p.m. eastern time on the Borrowing Date) D. As of the date hereof and the date of making the above-requested Swing Loan (and after giving effect thereto): 1 The representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects (except that the representations and warranties contained in the first sentence of Section 6.1(e) of the Credit Agreement do not need to be true and correct for any extensions of credit after the Closing Date).

2 No Event of Default or Potential Default has occurred and is continuing. 3. The making of such Swing Loan does not contravene any Law applicable to the Borrower or any Subsidiary of the Borrower or any of the Lenders. E. The undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]: 1 Funds to be deposited into a PNC Bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $_____________. 2 Funds to be wired per the following wire instructions: U.S. $________________________ Amount of Wire Transfer Bank Name: ABA: Account Number: Account Name: Reference: 3 Funds to be wired per the attached Funds Flow (multiple wire transfers). [SIGNATURE PAGE FOLLOWS]

INDIANAPOLIS POWER & LIGHT COMPANY SWING LOAN REQUEST SIGNATURE PAGE The Borrower certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on ____________________, 20___. INDIANAPOLIS POWER & LIGHT COMPANY By: Name: Title:

EXHIBIT 2.13 FORM OF LENDER JOINDER THIS LENDER JOINDER AND ASSUMPTION AGREEMENT (the “Joinder”) is made as of __________________, 20__ (the “Effective Date”) by _______________________, (the “New Lender”). BACKGROUND Reference is made to the Second Amended and Restated Credit Agreement dated as of December 22, 2022 among Indianapolis Power & Light Company, an Indiana corporation (the “Borrower”), the Lenders now or hereafter party thereto and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (as the same has been and may hereafter be amended, restated, modified or supplemented, from time to time, the “Credit Agreement”). Capitalized terms defined in the Credit Agreement are used herein as defined therein. AGREEMENT In consideration of the Lenders permitting the undersigned New Lender to become a Lender under the Credit Agreement, the New Lender agrees that effective as of the Effective Date it shall become, and shall be deemed to be, a Lender under the Credit Agreement and each of the other Loan Documents and agrees that from the Effective Date and so long as the New Lender remains a party to the Credit Agreement, such New Lender shall assume the obligations of a Lender under and perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a Lender and shall be entitled (in accordance with its Ratable Share) to the benefits, rights and remedies set forth therein and in each of the other Loan Documents. The New Lender hereby acknowledges that it has heretofore received (i) a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the Effective Date, and (ii) if requested by the New Lender, the executed copy of its Revolving Credit Note dated the Effective Date issued by the Borrower under the Credit Agreement in the face amount of $_______________. The Commitments and Ratable Shares of the New Lender and each of the other Lenders are as set forth on Schedule 1.1(B) to the Credit Agreement. Schedule 1.1(B) to the Credit Agreement is being amended and restated effective as of the Effective Date hereof to read as set forth on Schedule 1.1(B) hereto. Schedule 1 hereto lists as of the date hereof the amount of Loans under each outstanding Borrowing Tranche. [Notwithstanding the foregoing on the date hereof, the Borrower shall repay all outstanding Loans to which either the Base Rate Option or the Term SOFR Rate Option applies and simultaneously reborrow a like amount of Loans under each such Interest Rate Option from the Lenders (including the New Lender) according to the Ratable Shares set forth on attached Schedule 1.1(B) and shall be subject to breakage fees and other indemnities provided in Section 5.10 [Indemnity].]6 6 If applicable.

The New Lender is executing and delivering this Joinder as of the Effective Date and acknowledges that it shall: (A) participate in all new Revolving Credit Loans borrowed by the Borrower on and after the Effective Date according to its Ratable Share; and (B) participate in all Letters of Credit outstanding on and after the Effective Date according to its Ratable Share. This Joinder shall constitute a “Loan Document” for all purposes of the Credit Agreement. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

INDIANAPOLIS POWER & LIGHT COMPANY LENDER JOINDER SIGNATURE PAGE IN WITNESS WHEREOF, the New Lender has duly executed and delivered this Joinder as of the Effective Date. [NEW LENDER] By: Name: Title:

INDIANAPOLIS POWER & LIGHT COMPANY LENDER JOINDER SIGNATURE PAGE ACKNOWLEDGED: PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent By: Name: Title: BORROWER: INDIANAPOLIS POWER & LIGHT COMPANY By: Name: Title:

SCHEDULE 1.1(B) COMMITMENTS OF LENDERS

SCHEDULE 1 OUTSTANDING TRANCHES

EXHIBIT 2.14(A) FORM OF EXTENSION REQUEST7 ________________, 20__ PNC Bank, National Association, as Administrative Agent Reference is made to the Second Amended and Restated Credit Agreement, dated as of December 22, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Indianapolis Power & Light Company, an Indiana corporation (the “Borrower”), the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. Pursuant to Section 2.14(a) of the Credit Agreement, the Borrower hereby requests that the Lenders extend the Existing Expiration Date now in effect by a period of one year, to [__________], 20__. Very truly yours, INDIANAPOLIS POWER & LIGHT COMPANY By: Name: Title: 7 Extension Request may be given at any time after the first anniversary of the Closing Date but prior to the date which is 30 days prior to the Existing Expiration Date then in effect.

EXHIBIT 2.14(B) FORM OF CONTINUATION NOTICE8 ________________, 20__ PNC Bank, National Association, as Administrative Agent Reference is made to the Second Amended and Restated Credit Agreement, dated as of December 22, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Indianapolis Power & Light Company, an Indiana corporation (the “Borrower”), the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. The undersigned Lender is delivering this Continuation Notice in response to the Extension Request dated ________________, 20__. Pursuant to Section 2.14(b) of the Credit Agreement, the undersigned Lender hereby consents, in its sole discretion, to the extension of the Existing Expiration Date to ________________, 20__, as requested by the Borrower in the Extension Request. Very truly yours, [NAME OF LENDER] By: Name: Title: 8 Continuation Notice must be received by the Administrative Agent no later than the date that is 15 days after receiving the applicable Extension Request from the Administrative Agent. Any Lender that fails to submit a Continuation Notice by such date shall be deemed not to have consented to the requested extension and shall constitute a Non-Extending Lender.

EXHIBIT 5.9(g)(A) FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of December 22, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Indianapolis Power & Light Company, an Indiana corporation (the “Borrower”), the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF LENDER] By: Name: Title: Date:_______________, 20[__]

EXHIBIT 5.9(g)(B) FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of December 22, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Indianapolis Power & Light Company, an Indiana corporation (the “Borrower”), the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF PARTICIPANT] By: Name: Title: Date:_______________, 20[__]

EXHIBIT 5.9(g)(C) FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of December 22, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Indianapolis Power & Light Company, an Indiana corporation (the “Borrower”), the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF PARTICIPANT] By: Name: Title: Date:___________________, 20[__]

EXHIBIT 5.9(g)(D) FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of December 22, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Indianapolis Power & Light Company, an Indiana corporation (the “Borrower”), the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER] By: Name: Title: Date:___________________, 20[__]

EXHIBIT 8.3 FORM OF QUARTERLY COMPLIANCE CERTIFICATE This certificate is delivered pursuant to Section 8.3(c) of that certain Second Amended and Restated Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”), dated as of December 22, 2022, by and among Indianapolis Power & Light Company, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings. The undersigned officer, _________________, the _________________[President/Chief Executive Officer/Chief Financial Officer/Vice President/Controller/Treasurer/Assistant Treasurer] of the Borrower, in such capacity does hereby certify on behalf of the Borrower as of the quarter/year ended ____________________, 20___ (the “Report Date”), as follows: (1) Financial Covenant (Section 8.2.(n)). As of the Report Date, the ratio of the Total Debt to Consolidated Total Capitalization of the Borrower and its Subsidiaries is __________________, which ratio is not greater than 0.67 to 1.00. Such ratio shall be computed as shown on the attached covenant compliance report. (2) Representations, Warranties and Covenants. The representations and warranties of the Borrower set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of this certificate with the same effect as though such representations and warranties had been made on the date hereof (except representations and warranties which expressly relate solely to an earlier date, which are true and correct in all material respects as of such earlier date and except that the representations and warranties contained in the first sentence of Section 6.1(e) of the Credit Agreement do not need to be true and correct for any reporting period after the Closing Date), and the Borrower has performed and complied with all covenants and conditions of the Credit Agreement. (3) Event of Default or Potential Default. No Event of Default or Potential Default exists as of the date hereof. [SIGNATURE PAGE FOLLOWS]

INDIANAPOLIS POWER & LIGHT COMPANY QUARTERLY COMPLIANCE CERTIFICATE SIGNATURE PAGE IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of ___________________________, 20___. INDIANAPOLIS POWER & LIGHT COMPANY By: Name: Title:

Covenant Compliance Report (to be attached)